ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of August 18, 2023, by and between Silver State Relief, LLC, a Nevada limited liability company ("Purchaser"), and Deep Roots Harvest, Inc., a Nevada corporation ("Seller"). Purchaser and Seller are sometimes referred to collectively herein as the "Parties," and each as a "Party."

R E C I T A L S:

WHEREAS, Seller owns certain assets that are used by Seller in connection with the operation of that certain licensed retail cannabis establishment (the "Business"), located at 12240 Old Virginia Rd., Reno, Nevada (the "Location"); and

WHEREAS, Seller desires to sell such assets to Purchaser, and Purchaser desires to acquire such assets on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the Parties covenant and agree as follows:

1. Purchase and Sale of Purchased Assets.

a. Purchase and Sale of Non-Regulatory Assets. On the terms and subject to the conditions set forth in this Agreement, at the Initial Closing (as defined below), Seller shall convey, transfer, assign, sell and deliver to Purchaser, and Purchaser shall acquire, accept and purchase from Purchaser, the following property, rights and assets owned by Seller and related solely to, and used exclusively in, the operation of the Business, other than any Excluded Assets (as defined below) (collectively, the "Non- Regulatory Assets"):

i. all machinery, tools, furniture, fixtures, equipment, signage, displays, cases, office machines and other tangible personal property, including, without limitation, any security systems and cameras;

ii. all supplies, packaging materials, and other consumables;

iii. subject to the terms of the Lease (as defined below), all tenant improvements to the Location;

iv. to the extent assignable, all contracts and other agreements, and rights thereunder, under any contracts or agreements related solely and exclusively to, and used exclusively in, the Purchased Assets (as defined below) and the operation of the Business at the Location, and any deposits thereunder (together with the Lease, the "Assigned Contracts");

v. any prepaid expenses, credits, advance payments, security, deposits, charges, sums and fees to the extent related solely and exclusively to the Purchased Assets;

vi. to the extent transferrable, all licenses, permits, franchises, approvals, consents and other authorizations obtained from any governmental or regulatory authority (a "Governmental Authority"), related solely and exclusively to, and used exclusively in, the Purchased Assets and the operation of the Business at the Location (other than the Regulatory Assets (as defined below)) (the "Permits");

vii. all of Seller's rights under warranties, indemnities and all similar rights against third parties to the extent related solely and exclusively to the Purchased Assets;

viii. originals, or where not available, copies, of all records and machinery and equipment maintenance files that related solely and exclusively to the Purchased Assets;

ix. copies of any records related solely and exclusively to the operation of the Business at the Location and required to be maintained by Purchaser by a Governmental Authority or applicable law, including, without limitation, in connection with the transfer of the Regulatory Assets contemplated hereby; and

x. any goodwill related solely and exclusively to the Purchased Assets.

b. Purchase and Sale of Regulatory Assets. On the terms and subject to the conditions set forth in this Agreement, at the Final Closing (as defined below), Seller shall convey, transfer, assign, sell and deliver to Purchaser, and Purchaser shall acquire, accept and purchase from Purchaser, the following property, rights and assets owned by Seller and related solely to, and used exclusively in, the operation of the Business, other than any Excluded Assets (together, the "Regulatory Assets," and, collectively with the Non-Regulatory Assets, the "Purchased Assets"):

i. Adult-Use Retail Store License No. 52453211787476290375, Facility ID RD400, issued to Seller on November 8, 2021; and

ii. City of Reno Marijuana Establishment Retail Marijuana Store No. R148675Q issued to Seller effective April 1, 2022.

c. Excluded Assets. Notwithstanding anything to the contrary contained in this Agreement, other than the Purchased Assets, Purchaser expressly understands and agrees that Purchaser is not purchasing or acquiring, and Seller is not selling or assigning, any other property, rights or assets of Seller, and that all of Seller's right, title, and interest in all such property, rights and assets, including, without limitation, the following property, rights and assets of Seller, whether tangible or intangible, real or personal, are expressly excluded from the transactions contemplated by this Agreement and shall remain the property, rights and assets of Seller (collectively, the "Excluded Assets"):

i. all cash and cash equivalents, accounts and securities of Seller;

ii. all accounts receivable, notes receivable and other receivables;

iii. all inventory, finished goods, raw materials, work in progress and other inventories of the Business;

iv. point of sale equipment, computer and IT systems, servers and software;

v. intellectual or industrial property and proprietary rights of every kind, nature and description (including, without limitation, signs, displays, supplies, materials and consumables containing intellectual property or branding of Seller), including, without limitation, internet and intranet websites and website content, domain names, trade names, fictitious business names, customer lists and data, pricing and cost information, advertising, promotional and marketing materials and information, social media sites and materials, business and marketing plans and proposals, and including all goodwill associated therewith;

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vi. all books and records, including, without limitation, books of account, ledgers and general, financial and accounting records, tax returns and filings, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Authority), sales material and records, strategic plans, internal financial statements and marketing and promotional surveys, material and research, other than as expressly set forth in Sections 1(a)(viii) and (ix) above, as such described records or files are related solely and exclusively to, and used exclusively in, the Purchased Assets and the operation of the Business at the Location;

vii. all corporate seals, organizational documents, minute books, stock books, or other records having to do with the corporate organization of Seller, all employee-related or employee benefit-related files or records, and any other books and records which Seller is prohibited from disclosing or transferring to Purchaser under applicable law or is required by applicable law to retain;

viii. all rights to any action, suit or claim of any nature available to or being pursued by Seller, whether arising by way of counterclaim or otherwise;

ix. goodwill, going concern value, and all similar intangible assets of Seller, other than goodwill and going concern value related solely and exclusively to the Purchased Assets; and

x. other than the Purchased Assets, all other rights, property or assets of Seller, whether tangible or intangible, and whether related or unrelated to the Purchased Assets, Business or Location.

d. Assumption of Liabilities. Upon the terms and subject to the conditions contained herein, on the Closing Date, Purchaser shall accept and assume, and shall pay, perform, and discharge all liabilities and obligations relating to the operating of the Business or Location or resulting from Purchaser's ownership of the Purchased Assets on and after the Initial Closing Date (the "Assumed Liabilities"), including, without limitation:

i. all liabilities and obligations arising under or relating to the Assigned Contracts or Permits;

ii. all liabilities and obligations relating to employee benefits, compensation or other arrangements arising on or after the Initial Closing;

iii. all liabilities and obligations for (A) taxes relating to the Business, the Purchased Assets or the Assumed Liabilities for any taxable period ending after the Initial Closing, and (B) taxes for which Purchaser is liable pursuant to the terms of this Agreement; and

iv. all other liabilities and obligations arising out of or relating to Purchaser's ownership or operation of the Business and the Purchased Assets on and after the Initial Closing.

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e. Excluded Liabilities. Purchaser shall not assume, take subject to, or in any other manner whatsoever be responsible for any of the following liabilities or obligations of Seller (the "Excluded Liabilities"):

i. Any liabilities or obligations arising out of or relating to Seller's ownership or operation of the Purchased Assets, Business or Location prior to the Initial Closing;

ii. Any liabilities or obligations relating to or arising out of the Excluded Assets;

iii. Any liability or obligation of Seller with respect to any federal, state, or local taxes relating to Seller's ownership or operation of the Purchased Assets, Business or Location for any taxable period ending on or prior to the Initial Closing, other than any taxes for which Purchaser is liable pursuant to the terms of this Agreement; and

iv. Any liabilities or obligations of Seller relating to or arising out of (A) the employment, or termination of employment, of any employee of Seller prior to the Initial Closing, or (B) workers' compensation claims of any employee of Seller which relate to events occurring prior to the Initial Closing.

2. Purchase Price.

a. Payment of Purchase Price. In connection with the consummation of the transactions contemplated hereby, Purchaser shall pay to Seller the aggregate amount of Three Million Five Hundred Thousand US Dollars ($3,500,000) (the "Purchase Price"), which shall be payable by Purchaser to Seller by wire transfer or delivery of immediately available funds in accordance with the following:

i. Concurrently with the execution and delivery hereof, the amount of One Hundred Thousand US Dollars ($100,000) (the "Deposit"), which amount shall be nonrefundable to Purchaser except as expressly set forth in Section 8(c);

ii. On the Initial Closing Date, the amount of Three Million Three Hundred Fifty Thousand US Dollars ($3,350,000) (the "Initial Purchase Price"), in connection with the consummation of the transfer and sale of the Non-Regulatory Assets and assumption of the Assumed Liabilities contemplated hereby; and

iii. On the Final Closing Date, the amount of Fifty Thousand US Dollars ($50,000) in connection with the consummation of the sale of the Regulatory Assets contemplated hereby.

b. Allocation of Purchase Price.

i. Within thirty (30) days after the Initial Closing Date, Seller shall deliver a schedule allocating the Initial Purchase Price (including any Assumed Liabilities treated as consideration for the Non-Regulatory Assets for tax purposes) (the "Allocation Schedule"). The Allocation Schedule shall be prepared in accordance with Section 1060 of the Internal Revenue Code (the "Code") and, to the extent consistent with Code Section 1060, the Initial Purchase Price (as determined for tax purposes) shall be allocated among the following asset classes, if any, in accordance with the following methodology and the corresponding value allocated to such asset class, if any, (A) Class I - Cash, adjusted tax basis of Seller at Closing, (B) Class II - Actively Traded Personal Property, adjusted tax basis of Seller at Closing, (C) Class III - Accounts Receivable, adjusted tax basis of Seller at Closing, (D) Class IV - Inventory, adjusted tax basis of Seller at Closing, (E) Class V- Fixed Assets, adjusted tax basis of Seller at Closing, (F) Class VI - Intangibles, adjusted tax basis of Seller at Closing, and (G) Class VII - Goodwill, residual Initial Purchase Price not allocated above. Seller and Purchaser agree to file their respective IRS Forms 8594 and all federal, state, and local tax returns in accordance with the Allocation Schedule.

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ii. The Final Purchase Price shall be allocated in its entirety in accordance with Section 1060 of the Code among the Regulatory Assets as Class VI - Intangibles. Seller and Purchaser agree to file their respective IRS Forms 8594 and all federal, state, and local tax returns in accordance with the foregoing.

3. Representations and Warranties.

a. Seller's Representations and Warranties. Seller represents and warrants to Purchaser that the statements contained in this Section 3(a) are true and correct in all material respects as of the date hereof, and as of the Initial Closing Date:

i. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect.

ii. Seller has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder, and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution, and delivery by Purchaser) this Agreement constitutes a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

iii. The execution, delivery, and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (A) result in a violation or breach of any provision of Seller's articles of incorporation or bylaws, (B) subject to obtaining the Required Consents (as defined below), result in a violation or breach of any provision of any law applicable to Seller or the Purchased Assets, or (C) except for the Required Consents and as otherwise contemplated hereby, require the consent of, notice of, or other action by any person under, conflict with, result in a violation or breach of, constitute a default under, or result in the acceleration of, any contract or agreement of Seller, except in the cases of subsections (B) and (C), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a Material Adverse Effect.

iv. There are no actions, suits, claims, investigations, or other legal proceedings pending or, to Seller's Knowledge (as defined below), threatened against or by Seller relating to or affecting the Purchased Assets. Seller is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge. There are no bankruptcy or insolvency proceedings of any character pending or, to Seller's knowledge, threatened against Seller, including, without limitation, any bankruptcy, receivership, reorganization, composition, or arrangement with creditors, voluntary or involuntary, that relates to or affects any of the Purchased Assets.

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v. Copies of the unaudited, internally prepared statements of income and cash flow for the Business for the fiscal year of 2022 (the "Income Statement"), have been delivered to Purchaser. The Income Statement fairly presents in all material respects the financial position and results of operations of the Business as of the date thereof for the periods indicated thereby.

vi. Seller has good and valid title to all Purchased Assets, free and clear of all liens and encumbrances. The Purchased Assets are, in all material respects, structurally sound, in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted. None of the Purchased Assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

vii. Seller has delivered to Purchaser a true, complete and correct copy of the Lease, including, without limitation, all modifications, extensions or amendments thereto. There are no defaults or events of default by Seller, or to Seller's Knowledge, Landlord under the Lease. Seller is in possession of the Location pursuant to the terms of the Lease and has not subleased, assigned or otherwise granted to any other party the right to use or occupy any portion of the Location. Seller has not received any written notice of existing, pending or threatened (A) condemnation proceedings affecting the Location, or (B) zoning, building code or other moratorium proceedings, or similar matters which would reasonably be expected to materially and adversely affect the ability to operate the Business as currently operated. Neither the whole nor any material portion of the Location has been damaged or destroyed by fire or other casualty.

viii. Other than Federal Cannabis Laws, Seller has complied, and is now complying, in all material respects, with all laws, rules, and regulations applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets. Other than Federal Cannabis Laws, Seller is in compliance in all material respects with all applicable state and local laws controlling the cultivation, harvesting, production, handling, storage, distribution, sale and possession of cannabis or marijuana. All licenses, permits, franchises, approvals, consents and other authorizations required for Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets, including, without limitation, the Regulatory Assets, have been obtained by Seller and are valid and in full force and effect, except where the failure to obtain such Permits would not have a Material Adverse Effect, and all fees and charges with respect to such licenses, permits, franchises, approvals, consents and other authorizations have been paid in full. Notwithstanding the foregoing, Seller makes no representations or warranties with respect to the Regulatory Assets from the period from the Initial Closing through the Final Closing, to the extent that such representation or warranty would be rendered false, inaccurate or misleading as a result of an act or omission of Purchaser.

ix. To Seller's Knowledge, the operations of Seller with respect to the Business and the Purchased Assets are in compliance in all material respects with all federal, state and local statutes, regulations, and ordinances concerning pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, as such requirements are enacted and in effect on or prior to the Initial Closing Date ("Environmental Requirements"). Seller has not received any written notice, report, or other information regarding any actual or alleged violation of Environmental Requirements, or any material liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise), including any investigatory, remedial, or corrective obligations relating to Seller, the Business, Purchased Assets or the Location, arising under Environmental Requirements. Neither Seller nor the Business has released, discharged, treated, stored, generated, placed or deposited any hazardous substances in violation of any Environmental Requirements.

x. Seller has timely filed all income and other material returns, declarations, reports, claims for refund, or information returns or statements relating to taxes, that Seller was required to file, and has paid all taxes shown thereon as owing. Seller is not a "foreign person" as that term is used in Section 1.1445-2 of the Treasury Regulations promulgated pursuant to the Code.

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xi. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

xii. Except for the representations and warranties contained in this Section 3(a), neither Seller, nor any other person or entity, has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information regarding the Business or the Purchased Assets furnished or made available to Purchaser or its representatives, or as to the future revenue, profitability or success of the Business, or any representation or warranty arising from statute or otherwise in law.

b. Purchaser's Representations and Warranties. Purchaser represents and warrants to Seller that the statements contained in this Section 3(b) are true and correct in all material respects as of the date hereof, and as of each Closing Date:

i. Purchaser is a limited liability company duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all necessary limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect.

ii. Purchaser has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

iii. The execution, delivery and performance by Purchaser of this Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (A) result in a violation or breach of any provision of the articles of organization or operating agreement of Purchaser, (B) result in a violation or breach of any provision of any law applicable to Purchaser, or (C) except for the Required Consents, require the consent, notice or other action by any person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any contract or agreement of Purchaser, except in the cases of clauses (B) and (C), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a Material Adverse Effect.

iv. There are no actions, suits, claims, investigations, or other legal proceedings pending or, to Purchaser's knowledge, threatened against or by Purchaser that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

v. There are no bankruptcy or insolvency proceedings of any character pending or, to Purchaser's knowledge, threatened against Purchaser, including, without limitation, any bankruptcy, receivership, reorganization, composition, or arrangement with creditors, voluntary or involuntary. Immediately after giving effect to the transactions contemplated hereby, Purchaser shall be solvent and shall: (A) be able to pay its debts as they become due, (B) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities), and (C) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Purchaser. In connection with the transactions contemplated hereby, Purchaser has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured. Purchaser has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

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vi. Purchaser has conducted its own independent investigation, review and analysis of the Assets, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller for such purpose. Purchaser acknowledges and agrees that: (A) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser has relied solely upon its own investigation and the express representations and warranties of Seller set forth in Section 3(a) of this Agreement (including any schedules thereto), and (B) neither Seller, nor any other person or entity, has made any representation or warranty as to Seller, the Business, the Location or Purchased Assets, or this Agreement, except as expressly set forth in Section 3(a) of this Agreement (including any schedules thereto).

4. Initial Closing.

a. Closing. The consummation of the transfer and sale of the Non-Regulatory Assets, the assumption of the Assumed Liabilities contemplated hereby, and the consummation of the other transactions contemplated hereby (other than the consummation of the sale of the Regulatory Assets) (the "Initial Closing"), shall take place remotely by electronic exchange and release of signature pages, on the fifth (5th) business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate such transactions as set forth, as applicable, in Sections 4(b) through (d) below (other than conditions with respect to actions the Parties will take at the Initial Closing itself), or such other date as the Parties may mutually determine (the "Initial Closing Date"). Possession of the Location shall be delivered to the Purchaser upon the Initial Closing Date, and, within 48 hours of the Initial Closing, Seller shall have all Excluded Assets removed from the Location.

b. Conditions Applicable to Purchaser and Seller. The respective obligations of each party to consummate the Closing shall be subject to the satisfaction or waiver of each of the following conditions:

i. No statute, rule, regulation, executive order, or decree that makes illegal or prohibits or restricts the consummation of the transactions contemplated by this Agreement will have been enacted, adopted, or promulgated;

ii. There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions this Agreement contemplates;

iii. No party shall have filed for or sought relief as a debtor under any state receivership laws or federal bankruptcy laws; and

iv. The Parties shall have received (A) the grant and approval by the Nevada Cannabis Compliance Board ("CCB"), of a Conditional Transfer of Interests permitting the conditional operation of the Business at the Location by Purchaser on and after the Initial Closing Date (the "Conditional TOI"), (B) the Conditional TOI shall have been reported to the City of Reno and a conditional license change application filed, accepted and approved by the City of Reno, permitting the conditional operation of the Business at the Location by Purchaser on and after the Initial Closing Date (the "Reno Application"), and (C) DRN Holdings, LLC, a Nevada limited liability company, as landlord under the Lease, shall have consented to the assignment of the Lease from Seller to Purchaser as contemplated hereby (collectively, the "Required Consents"), in each case, in form and substance reasonably satisfactory to the Parties, and no such consent, authorization, order, grant or approval shall have been revoked; and

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v. Seller and DRN Holdings, LLC (the "Landlord") shall have entered into the form of lease agreement for the Location, attached hereto as Exhibit C (the "Lease").

c. Conditions to Purchaser's Obligations. Purchaser's obligations to consummate the transactions contemplated hereby in connection with the Initial Closing are subject to satisfaction of the following conditions, any one or more of which Purchaser may waive:

i. The representations and warranties of Seller shall be true and correct in all material respects at and as of the Initial Closing Date;

ii. Seller shall have performed and complied with all its covenants hereunder through and at the Initial Closing, and Seller shall have delivered to Purchaser all agreements, documents, and other items required to be delivered to Purchaser by Seller hereunder, including without limitation those items described in Section 4(e)(i);

iii. No event or circumstance that would result in a Material Adverse Effect with respect to the Business, Purchased Assets, or Assumed Liabilities shall have occurred; and

iv. All actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Purchaser.

d. Conditions to Seller's Obligations. Seller's obligations to consummate the transactions contemplated hereby in connection with the Initial Closing are subject to satisfaction of the following conditions, any one or more of which Seller may waive:

i. The representations and warranties of Purchaser shall be true and correct in all material respects at and as of the Initial Closing Date;

ii. Purchaser shall have performed and complied with all its covenants hereunder through and at the Initial Closing, and Purchaser shall have delivered to Seller the Initial Purchase Price and all agreements, documents, and other items required to be delivered to Seller by Purchaser hereunder, including without limitation those items described in Section 4(e)(ii); and

iii. All actions to be taken by Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Seller.

e. Deliverables.

i. At the Initial Closing, Seller shall deliver or cause to be delivered to the Purchaser: (A) a duly executed bill of sale in the form attached hereto as Exhibit A (the "Bill of Sale"), for the Non- Regulatory Assets, (B) a duly executed assignment and assumption in the form attached hereto as Exhibit B (the "Assignment and Assumption Agreement"), for the Non-Regulatory Assets and Assumed Liabilities, (C) a duly executed original of the Lease executed by Landlord, and (D) such other instruments of assignment, transfer and conveyance as Purchaser shall reasonably request.

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ii. At the Initial Closing, Purchaser shall deliver or cause to be delivered to Seller: (A) the Initial Purchase Price, (B) a duly executed original of the Assignment and Assumption Agreement for the Non-Regulatory Assets and Assumed Liabilities, and (C) a duly executed original of the Lease.

5. Final Closing.

a. Closing. The consummation of the transfer and sale of the Regulatory Assets (the "Final Closing"), shall take place remotely by electronic exchange and release of signature pages, on the fifth (5th) business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate such transactions as set forth, as applicable, in Sections 5(b) through (d) below (other than conditions with respect to actions the Parties will take at the Final Closing itself), or such other date as the Parties may mutually determine (the "Final Closing Date").

b. Conditions Applicable to Purchaser and Seller. The respective obligations of each party to consummate the Final Closing shall be subject to the satisfaction or waiver of each of the following conditions:

i. No statute, rule, regulation, executive order, or decree that makes illegal or prohibits or restricts the consummation of the Final Closing will have been enacted, adopted, or promulgated;

ii. There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of the Final Closing; and

iii. The Parties shall have received the grant and approval by the CCB and the City of Reno of a Transfer of Interests permitting the transfer and sale of the Regulatory Assets contemplated hereby, and no such consent, authorization, order, grant or approval shall have been revoked.

c. Conditions to Purchaser's Obligations. Purchaser's obligations to consummate the transactions contemplated hereby in connection with the Final Closing are subject to satisfaction of the following conditions, any one or more of which Purchaser may waive:

i. Seller shall have performed and complied with the covenant set forth in Sections 6(a) through (c), through and at the Final Closing, and Seller shall have delivered to Purchaser those items described in Section 5(e)(i).

d. Conditions to Seller's Obligations. Seller's obligations to consummate the transactions contemplated hereby in connection with the Final Closing are subject to satisfaction of the following conditions, any one or more of which Seller may waive:

i. The representations and warranties of Purchaser shall be true and correct in all material respects at and as of the Final Closing Date; and

ii. Purchaser shall have performed and complied with all its covenants hereunder through and at the Final Closing, and Purchaser shall have delivered to Seller the Final Purchase Price and the items described in Section 5(e)(ii).

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e. Deliverables.

i. At the Final Closing, Seller shall deliver or cause to be delivered to the Purchaser:

(A) a duly executed Assignment and Assumption Agreement for the Regulatory Assets, and (B) such other instruments of assignment, transfer and conveyance as Purchaser shall reasonably request.

ii. At the Final Closing, Purchaser shall deliver or cause to be delivered to Seller: (A) the Final Purchase Price, and (B) a duly executed original of the Assignment and Assumption Agreement for the Regulatory Assets.

6. Covenants of the Parties.

a. General. Each of the Parties will use its commercially reasonable efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Sections 4 and 5 above). Neither Party will take any action that would or might result in any of its representations and warranties in this Agreement becoming false or incorrect in any material respect.

b. Cooperation.

i. Each of the Parties will take all reasonable actions necessary to obtain (and will cooperate with the other Party in obtaining) any consent, approval, order, or authorization of, or any registration, declaration of filing with, any Governmental Authority, domestic or foreign, or other person, required to be obtained or made by a Party in connection with the transactions contemplated by this Agreement, including, without limitation, the filing of the application for the Conditional TOI with the CCB, providing any documents or information requested by the CCB in connection with its review and approval of the Conditional TOI and final approval of the transfer of interests for the Regulatory Assets, the report of the Conditional TOI, and filing of a conditional license change application, with the City of Reno, and providing any documents or information requested by the City of Reno in connection therewith.

ii. Each Party will keep the other Party reasonably apprised of the status of matters relating to the consummation of the transactions contemplated hereby and (A) promptly notify the other Party of, and if in writing, furnish the other party with copies of (or, in the case of material oral communications, advise the other orally of) any communications from or with any Governmental Authority with respect to this Agreement or the consummation of the transactions contemplated hereby, (B) permit the other Party to review and discuss in advance, and consider in good faith the views of the other Party in connection with, any proposed written (or any material proposed oral) communication with any such Governmental Authority, (C) furnish the other Party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Authority with respect to this Agreement or the consummation of the transactions contemplated hereby, and (D) furnish the other Party with such necessary information and reasonable assistance as the other party may reasonably request in connection with its preparation of any filings or submissions of information to any such Governmental Authority necessary for the consummation of the transactions contemplated hereby.

c. Conduct of Seller. From the date hereof until the Initial Closing, except as consented to in writing by Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), Seller shall conduct the Business in the ordinary course of business consistent with past practice, and use commercially reasonable efforts to maintain and preserve intact the current business of Seller and to preserve the rights, franchises, goodwill and relationships of its employees, customers and others having business relationships with the Business. Without limiting the foregoing, from the date hereof until the Initial Closing, Seller shall: (A) preserve and maintain all licenses, permits, franchises, approvals, consents and other authorizations required for Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets, including, without limitation, the Regulatory Assets, (B) pay the debts, taxes and other obligations of the Business when due, except as may be contested by Seller in good faith, (C) maintain the Purchased Assets in the condition thereof as of the date of this Agreement, subject to reasonable wear and tear, and (D) perform all of its obligations, in all material respects, under all Assigned Contracts, except such obligations as may be contested in good faith by Seller.

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d. Notice of Certain Events. From the date hereof until the Closing, each Party shall promptly notify the other Party in writing of any fact, circumstance, event or action the existence, occurrence or taking of which (i) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on such Party, or with respect to Seller, the Business or Purchased Assets, (ii) has resulted in, or could reasonably be expected to result in, any representation or warranty made by the such Party hereunder not being true and correct, (iii) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Sections 4 or 5 to be satisfied, or (iv) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement.

e. Employment Matters.

i. Seller shall terminate all its employees as of 11:59 p.m. (Pacific Time) on the Initial Closing Date at its own cost and expense, including making any severance or other required payments to its employees. Purchaser may offer, through itself or one of its affiliates, to each employee of Seller employed exclusively at the Location, an "at will" position to be effective as of 12:00 a.m. (Pacific Time) on the day immediately following the Initial Closing Date (the "Hire Date," and each such employee who has accepted such offer of employment shall be referred to as the "Purchaser Employees"), on terms, wages and other compensation commensurate with Purchaser's other employees. Purchaser or the applicable affiliate of Purchaser, as the case may be, may terminate at will the employment of any Purchaser Employee for any reason or no reason following the Hire Date. Purchaser will promptly notify Seller of any employee who does not accept such offer of employment.

ii. Nothing in this Agreement shall in any way establish any requirements or create any other liability from Purchaser to any employee of Seller, including any duty, requirement, obligation or other liability relating to continued employment, compensation, benefit plans, programs, policies and arrangements, or any other matter in connection with their employment. Further, Purchaser shall not be responsible for any liabilities arising out of or relating to the termination or resignation of any employee of Seller on or before the Hire Date.

f. Public Announcements. Unless otherwise required by applicable law or stock exchange requirements (based upon the reasonable advice of counsel), no Party shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement.

g. Sales and Use Taxes. Following the Initial Closing Purchaser shall be responsible for payment of all state and local sales and use taxes, if any, payable in connection with the consummation and performance of the transactions contemplated hereby. The Parties agree that the Parties view this transaction as an "occasional sale" under Nevada Revised Statutes Section 372.035 and Section 374.040.

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h. Further Assurances. Following the Closing, each of the Parties shall execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

7. Indemnity.

a. Survival Period. The representations and warranties of the Parties contained in this Agreement shall survive the Initial Closing for a period of six (6) months, provided that (i) the representations and warranties of Seller set forth in Section 3(a)(viii) solely with respect to the Regulatory Assets, shall survive the Final Closing for a period of six (6) months, and (ii) the representations and warranties of the Parties set forth in Sections 3(a)(i), (ii), (x) and (xii) and 3(b)(i), (ii), (v) and (vi) (the "Fundamental Representations"), shall survive until the expiration of the applicable statute of limitations plus sixty (60) days. The covenants of the Parties shall survive until fully performed. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching Party to the breaching Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

b. Indemnification.

i. Seller shall indemnify, defend, and hold harmless Purchaser, and its members, managers, affiliates, employees, agents, successors and assigns (each a "Purchaser Indemnitee,", and, collectively, "Purchaser Indemnitees"), from and against any Losses (as defined below), suffered by any Purchaser Indemnitee arising from or relating to (A) a breach or failure of any representation or warranty of Seller set forth in Section 3(a), (B) any breach by Seller of any covenant or agreement of Seller contained in this Agreement to be performed or complied with by Seller, and (C) the Excluded Assets or Excluded Liabilities.

ii. Purchaser shall indemnify, defend, and hold harmless Seller and its directors, officers, stockholders, employees, agents, affiliates, successors and assigns (each a "Seller Indemnitee," and, collectively, "Seller Indemnitees"), from and against any Losses suffered by any Seller Indemnitee arising from or relating to (A) a breach or failure of any representation or warranty of Purchaser set forth in Section 3(b), (B) any breach by Purchaser of any covenant or agreement of Purchaser contained in this Agreement to be performed or complied with by Purchaser, and (C) the Purchased Assets or Assumed Liabilities.

c. Matters Involving Third Parties. If any third party notifies a Party entitled to indemnification by the other Party hereunder (the "Indemnified Party") with respect to any matter (a "Third- Party Claim") that may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this Section 7, then the Indemnified Party shall promptly (and in any event within five (5) business days after receiving notice of the Third-Party Claim) notify the Indemnifying Party thereof in writing. The Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third-Party Claim with counsel of its choice satisfactory to the Indemnified Party in its sole discretion; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party. Unless and until an Indemnifying Party assumes the defense of the Third-Party Claim as provided above, the Indemnified Party may defend against the Third-Party Claim in any manner he, she, or it may reasonably deem appropriate. In no event will the Indemnified Party consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of each of the Indemnifying Parties (not to be unreasonably withheld).

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d. Limitations on Indemnity.

i. Subject to Section 7(d)(iii), Seller shall not have any liability to Purchaser Indemnitees for Losses under Section 7(b)(i)(A) unless and until the aggregate amount of all such Losses exceeds Forty-Five Thousand US Dollars ($45,000) (the "Deductible"), in which event the right to be indemnified pursuant to Section 7(b)(i)(A) shall apply to all such Losses that exceed the Deductible.

ii. Subject to Section 7(d)(iii), the maximum liability of Seller for Losses under Section 7(b)(i)(A) shall not exceed Four Hundred Fifty Thousand US Dollars ($450,000) (the "Cap").

iii. Notwithstanding the limitations set forth in Sections 7(d)(i) and (ii), the Deductible and the Cap shall not apply in the case of any Losses arising out of (A) any inaccuracy in or breach of any Fundamental Representation, or (B) any fraud, willful misconduct or intentional misrepresentation by Seller.

iv. Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate liability of Seller Parties, and any indemnification amounts paid by Seller Parties, exceed the Purchase Price.

v. Payments by an Indemnifying Party pursuant to this Section 7 in respect of any Losses shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

vi. Each Indemnified Party shall take all reasonable steps to mitigate any Losses upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Losses.

e. Sole and Exclusive Remedy. Except as set forth in Sections 10(b), 8(c), and 8(d), the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Section 7. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement such Party may have against the other Party hereto, and each of their respective directors, officers, stockholders, members, managers, employees, agents, affiliates, successors and assigns, at law, in equity or otherwise, except pursuant to the indemnification provisions set forth in this Section 7 or as contemplated by Sections 10(b), 8(c), and 8(d). For purposes of clarification, nothing in this Section 7(e) shall limit any Party's right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 10(b), or Seller's rights pursuant to Sections 8(c) or 8(d).

8. Termination.

a. Termination of Agreement. The Parties may terminate this Agreement as provided below:

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i. Purchaser and Seller may terminate this Agreement by mutual written consent at any time before the Initial Closing;

ii. Purchaser may terminate this Agreement by giving written notice to Seller at any time before the Initial Closing in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Purchaser has notified Seller of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach; and

iii. Seller may terminate this Agreement by giving written notice to Purchaser at any time before the Initial Closing in the event Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Purchaser of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach.

b. Effect of Termination. If any Party terminates this Agreement pursuant to Section 8(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach), provided, however, that any provision that expressly survives, or by its nature should survive, termination hereof shall survive termination.

c. Failure of Initial Closing to Occur.

i. If the Initial Closing fails to occur solely due the failure of the condition precedent to Initial Closing set forth in Section 4(b)(iv), and such the failure results solely and exclusively from Seller's breach of a covenant contained in this Agreement, Purchaser shall be entitled, as its sole and exclusive remedy, at Purchaser's election to either (A) terminate this Agreement and receive a return of the Deposit in its entirety from Seller, or (B) to enforce specific performance of this Agreement. Purchaser expressly waives its rights to seek any damages or to exercise any other right or remedy of Purchaser hereunder, at law, in equity or otherwise, in the event of a failure of the condition precedent to Initial Closing set forth in Section 4(b)(iv) resulting solely and exclusively from Seller's breach, except as provided above. Notwithstanding the foregoing, no breach shall occur until notice thereof is given to Seller by Purchaser, describing the nature of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach. If Purchaser fails to file suit for specific performance against Seller in a court prescribed by Section 10(d) hereof, within ten (10) days following the date upon which the foregoing thirty (30) day period expires without cure of a breach by Seller, Purchaser shall be deemed to have elected subsection (A). Upon the consummation of the transactions contemplated by subsection (A) above, this Agreement shall terminate in accordance with Section 8(b).

ii. If the Initial Closing fails to occur for any reason other than the failure of the condition precedent to Initial Closing set forth in Section 4(b)(iv) resulting solely and exclusively from Seller's breach of a covenant contained in this Agreement, including, without limitation, any breach or default by Purchaser hereunder, Seller shall be entitled to terminate this Agreement and retain the Deposit, as liquidated damages, and upon such termination this Agreement shall terminate in accordance with Section 8(b).

THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THE INITIAL CLOSING CONTEMPLATED BY THIS SECTION 8(c)(ii), WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY

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CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT ANY OTHER PROVISION OF THIS AGREEMENT.

Seller's Initials: KC Purchaser's Initials: ____

d. Failure of Final Closing to Occur.

i. If the Final Closing fails to occur solely due the failure of the condition precedent to Final Closing set forth in Section 5(b)(iii), and such the failure results solely and exclusively from Seller's breach of a covenant contained in this Agreement, Purchaser shall be entitled, as its sole and exclusive remedy, at Purchaser's election to either (A) terminate this Agreement and transfer, reconvey and assign the Non-Regulatory Assets, Assigned Contracts and Permits to Seller by delivery of a Bill of Sale and Assignment and Assumption Agreement therefor duly executed by Purchaser, along with the withdrawal of the Conditional TOI and Reno Application such that the Regulatory Assets revert to Seller and permit Seller's immediate operation of the Business at the Location, and the delivery by Purchaser to Seller of any documents, duly executed by Purchaser, necessary to effect the foregoing, and, upon the satisfaction of the foregoing by Purchaser, to receive a return of the Initial Purchase Price in its entirety from Seller, or (B) to enforce specific performance of this Agreement. Purchaser expressly waives its rights to seek any damages or to exercise any other right or remedy of Purchaser hereunder, at law, in equity or otherwise, in the event of a failure of the condition precedent to Final Closing set forth in Section 5(b)(iii) resulting solely and exclusively from Seller's breach, except as provided above. Notwithstanding the foregoing, no breach shall occur until notice thereof is given to Seller by Purchaser, describing the nature of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach. If Purchaser fails to file suit for specific performance against Seller in a court prescribed by Section 10(d) hereof, within ten (10) days following the date upon which the foregoing thirty (30) day period expires without cure of a breach by Seller, Purchaser shall be deemed to have elected subsection (A). Upon the consummation of the transactions contemplated by subsection (A) above, this Agreement shall terminate in accordance with Section 8(b).

ii. If the Final Closing fails to occur for any reason other than the failure of the condition precedent to Final Closing set forth in Section 5(b)(iii) resulting solely and exclusively from Seller's breach of a covenant contained in this Agreement, including, without limitation, any breach or default by Purchaser hereunder, Seller shall be entitled to terminate this Agreement and retain from the Deposit and Initial Purchase Price the amount of One Million Five Hundred Fifty-Seven Thousand Five Hundred US Dollars ($1,557,500) (the "Retention"), as liquidated damages and without limiting Seller's rights and remedies set forth in subsection (iii) below. Upon such termination Purchaser shall transfer, reconvey and assign the Non-Regulatory Assets, Assigned Contracts and Permits to Seller by delivery of a Bill of Sale and Assignment and Assumption Agreement therefor, duly executed by Purchaser, along with the withdrawal of the Conditional TOI and Reno Application such that the Regulatory Assets revert to Seller and permit Seller's immediate operation of the Business at the Location, and shall deliver to Seller any documents, duly executed by Purchaser, necessary to effect the foregoing, and, upon the satisfaction of the foregoing Seller shall return the amount of the Initial Purchase Price, less the Retention, to Purchaser. Upon the consummation of the transactions contemplated by this subsection (ii), this Agreement shall terminate in accordance with Section 8(b).

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4890-2880-1879, v. 6

CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE RETENTION IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT ANY OTHER PROVISION OF THIS AGREEMENT.

Seller's Initials: KC Purchaser's Initials: ______

iii. Purchaser shall indemnify, defend, and hold harmless Seller Indemnitees from and against any Losses suffered by any Seller Indemnitee arising from a Third-Party Claim relating to Purchaser's operation of the Business or Location, or ownership or use of the Purchased Assets or Assumed Liabilities, arising during or related to the period from the Initial Closing through the date of termination of this Agreement as contemplated by Sections 8(d)(i)(A) or 8(d)(ii) above. Any Third-Party Claim for which Seller Indemnitees are entitled pursuant to this Section 8(d)(iii) shall be handled as set forth in Section 7(c) above. This Section 8(d)(iii) shall survive the termination of this Agreement.

9. Definitions.

a. "Losses" means, without duplication, losses, liabilities, demands, claims, actions, causes of action, costs, obligations, damages, deficiencies, penalties, fines and expenses (including, without limitation, reasonable attorneys' fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing), but specifically excluding (i) any such items to the extent actually reduced by any recovery (net of any deductibles and other fees and expenses incurred by such party in recovering such amounts) from insurance, (ii) any exemplary, consequential, remote or speculative damages, (iii) any punitive damages, (iv) any loss of future revenue or income, loss of business reputation or opportunity, or any diminution in value, lost profits, or losses calculated based upon a multiple of earnings, EBITDA or similar approach, and (v) any such items to the extent speculative or remote, or unasserted, contingent or otherwise unaccrued.

b. "Material Adverse Effect" means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of a Party, or the Business or Purchased Assets, provided that none of the following (either alone or in combination with any other event, circumstance, change, occurrence or effect (each, an "Event")), shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: any adverse Event arising from or relating to (i) general business, industry or economic conditions, including such conditions related to the business or the industry in which a Party of the Business operates, (ii) any failure by the Business to meet, with respect to any period or periods, any projections or forecasts, estimates of earnings or revenues or business plan, (iii) national or international political, regulatory or social conditions, including the engagement by the United States or any other country or group in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States or any other country, or any of their respective territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States or any other country or group, (iv) changes in generally accepted accounting principles, (v) changes in law, rules, regulations, orders, or other binding directives issued by any Governmental Authority, (vi) the negotiation, execution, delivery, performance, consummation or announcement of this Agreement or the transactions contemplated by this Agreement, (vii) changes or developments affecting financial, credit, securities or capital market conditions, (viii) the loss of any customer, or (ix) any "act of God," including, but not limited to, weather, natural disasters, earthquakes, pandemics, epidemics and states of emergency.

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4890-2880-1879, v. 6

c. "Seller's Knowledge," or words of similar import, means the actual knowledge of Keith Capurro, Jon Marshall and Dennis Smith, as of the date hereof, based on reasonable investigation or inquiry and without imposing any person liability thereon.

10. Miscellaneous.

a. Notices. All notices and other communications hereunder shall be in writing. Notices shall be delivered personally, by registered or certified mail return receipt requested, by an internationally recognized overnight courier service, by facsimile or electronic mail (each with copy by other means of notice), or registered or certified mail (postage prepaid, return receipt requested). Notices shall be effective when delivered in this manner and will be deemed given on the date the notice is delivered to the following address (or to such other address or addresses as a Party may from time to time designate in writing):

If to Purchaser:

Silver State Relief, LLC
175 E. Greg Street
Sparks, Nevada 89431
Attention: Sonny Newman
Email: snewman@eetechinc.com

With copy to (which shall not constitute notice):

Flynn Giudici, PLLC

708 University Way,

Reno, Nevada 89501

Attn: Daniel Giudici

Email: Daniel@flynngiudici.com

If to Seller:

Deep Roots Harvest, Inc.

195 Willis Carrier Canyon

Mesquite, Nevada 89027

Attention: Keith Capurro

Email: keith@deeprootsharvest.com

With copy to (which shall not constitute notice):

McDonald Carano LLP

100 West Liberty Street, 10th Floor Reno, Nevada 89501

Attn: Brian S. Pick

Email: bpick@mcdonaldcarano.com

b. Specific Performance. The Parties each acknowledge that the rights of each Party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that, in the event that any Party violates or fails or refuses to perform any covenant or agreement made by it in this Agreement, the non-breaching Party may be without an adequate remedy at Law. The Parties agree, therefore, that in the event that any Party violates or fails or refuses to perform any covenant or agreement made by such Party in this Agreement, the non-breaching Party may, subject to the terms of this Agreement, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief (without any requirement to post bond).

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c. Entire Agreement; Amendment. This Agreement may be amended by the Parties only by an instrument in writing signed on behalf of each of the Parties. This Agreement constitutes the entire agreement and supersedes all prior and contemporaneous agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

d. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada as applied to agreements made and performed in Nevada by residents of Nevada. Any legal action arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the state or federal courts located in Washoe County, Nevada, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such action. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any action in such courts and irrevocably waive and agree not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum.

e. Counterparts. This Agreement may be executed in multiple counterparts, including by way of facsimile, electronic mail or other means of electronic transmission, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. A signed copy of this Agreement delivered by facsimile, electronic mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

f. Attorney Fees. In any arbitration or court action between the Parties to enforce this Agreement or the Parties' rights hereunder, the prevailing party in such action (as determined by the arbitral panel or court) shall be entitled to receive a reasonable sum for its attorney fees and all other reasonable costs and expenses incurred in such action or suit.

g. Severability of Provisions. If any provision of this Agreement is held invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby.

h. Assignment, Successors, and Assigns. This Agreement may not be assigned by a Party whether by operation of law or otherwise without the prior written consent of the other Party. Without limiting the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

i. Headings. The headings contained in this Agreement are for reference only and shall not affect the meaning of any section.

j. Fees, Costs, and Expenses. Unless specifically stated to the contrary in this Agreement, all expenses incurred in connection with the transactions contemplated by this Agreement shall be the sole responsibility of the Party incurring such expenses. Such expenses shall include fees incurred for accountants, investment bankers, brokers, and legal counsel.

k. Announcements. Without limiting Section 6(e) above, except as required by law, neither Party will make any public disclosure of this Agreement without the prior consent of the other Party.

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l. Full Understanding. Each of the Parties hereby acknowledges and confirms that each has read and understands the entirety of this Agreement, including the representations and warranties, covenants, and indemnification obligations contained herein. The Parties negotiated this Agreement at arm's length, jointly participated in drafting it, and received advice from independent legal counsel, or knowingly and intelligently elected not to receive such advice, before such Party signed this Agreement. Accordingly, any court or other governmental authority or arbitrator construing or interpreting this Agreement will do so as if the Parties jointly drafted it and will not apply any presumption, rule of construction, or burden of proof favoring or disfavoring a Party because that party (or any of its representatives) drafted any part of this Agreement.

[Signatures appear on following page]

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[Signature Page to Asset Purchase Agreement]

PURCHASER

Silver State Relief, LLC, a Nevada limited-liability company

By: ______________________ Sonny Newman I am the author of this document 2023.08.18 17:04:59-07'00'

Print: Sonny L Newman

Title: CEO

SELLER

Deep Roots Harvest, Inc., a Nevada corporation

By: ______________________
Keith Capurro, President

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4890-2880-1879, v. 6

EXHIBIT A

Form of Bill of Sale

BILL OF SALE

This Bill of Sale ("Bill of Sale") is made effective as of _______________, 2023 ("Effective

Date"), by and between Silver State Relief, LLC, a Nevada limited-liability company ("Purchaser"), and Deep Roots Harvest, Inc., a Nevada corporation ("Seller"). Purchaser and Seller are sometimes referred to collectively herein as the "Parties," and each as a "Party." Capitalized terms used but not defined in this Bill of Sale shall have the meaning provided those terms in that certain Asset Purchase Agreement, dated as of _______________, 2023, by and between Purchaser and Seller (the "Asset Purchase Agreement").

NOW, THEREFORE, for good and valuable consideration as set forth in the Asset Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Transfer. Seller hereby grants, sells, conveys, assigns, transfers, and delivers to Purchaser, as of the Effective Date, all of Seller's right, title, and interest in and to all the Non-Regulatory Assets that constitute tangible personal property.

2. Further Assurances. From time to time, as and when requested by Purchaser, Seller shall execute and deliver, or cause to be executed and delivered, such documents and instruments, and shall take, or cause to be taken, such further actions as may be reasonably necessary to carry out the purpose of this Bill of Sale.

3. Terms of the Asset Purchase Agreement. The terms of the Asset Purchase Agreement are incorporated herein by reference. In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms hereof, the terms of the Asset Purchase Agreement shall govern.

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of the date first written above.

PURCHASER	SELLER

Silver State Relief, LLC, a Nevada limited- liability company	Deep Roots Harvest, Inc., a Nevada corporation

By: _________________________________
By: _______________________________	Keith Capurro, President

Print: _____________________________

Title: _____________________________

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EXHIBIT B

Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the "Agreement"), dated ___________, 2023 (the

"Effective Date"), is entered into by and between Silver State Relief, LLC, a Nevada limited-liability company ("Assignee"), and Deep Roots Harvest, Inc., a Nevada corporation ("Assignor"). Assignee and Assignor are sometimes referred to collectively herein as the "Parties," and each as a "Party." Capitalized terms used but not defined in this Agreement shall have the meaning provided those terms in that certain Asset Purchase Agreement, dated as of _______________, 2023, by and between Assignee and Assignor, respectively as Purchaser and Seller (the "Asset Purchase Agreement").

NOW, THEREFORE, for good and valuable consideration as set forth in the Asset Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment of Assets. Subject to the terms and conditions of the Asset Purchase Agreement, the Assignor hereby assigns, sells, transfers, conveys, and delivers to the Assignee all the Assignor's right, title, benefit, privilege, and interest in the [Non-Regulatory Assets/Regulatory Assets].

2. Assumption of Liabilities. Subject to the terms and conditions of the Asset Purchase Agreement, the Assignee hereby expressly assumes and agrees to pay, perform, and discharge, in accordance with their terms, as the same shall become due for payment, performance, or discharge, from and after the Closing, all Assumed Liabilities.

3. Terms of the Purchase Agreement. The terms of the Asset Purchase Agreement are incorporated herein by reference. In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms hereof, the terms of the Asset Purchase Agreement shall govern.

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption Agreement as of the date first written above.

PURCHASER	SELLER

Silver State Relief, LLC, a Nevada limited- liability company	Deep Roots Harvest, Inc., a Nevada corporation

By: _________________________________
By: _______________________________	Keith Capurro, President
Print: _____________________________
Title: _____________________________

23

EXHIBIT C

Form of Lease

24

LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease"), is made and entered into as of _____________, 2023 (the "Effective Date"), by and between DRN Holdings, LLC, a limited liability company organized under the laws of the State of Nevada ("Landlord"), Silver State Relief, LLC, a Nevada limited liability company ("Tenant").

1. DEFINITIONS. The terms defined in this Section 1 shall have the following meanings whenever used in this Lease:

(a) "Acceptance Notice" has the meaning set forth in Section 17.

(b) "Act" means, collectively, Chapters 678A, 678B, 678C and 678D of the Nevada Revised Statutes, as amended, Nevada Cannabis Compliance Regulations (NCCR 1-14), as amended, and the rules and regulations of any other State or local government agency with authority to regulate any cannabis operation (or proposed operation), together with all related rules and regulations thereunder and any amendment or replacement act, rules or regulations.

(c) "Additional Rent" means all monetary obligations, other than Base Rent, of Tenant to Landlord under the terms of this Lease, whether or not specified as Additional Rent herein.

(d) "ADA" means the Americans with Disabilities Act of 1990, (42 U.S.C. §§ 12101 to 12213), as amended from time to time.

(e) "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

(f) "Alteration(s)" means any change, alteration, addition, or improvement to the Premises.

(g) "Appurtenant Improvements" means all appurtenant improvements and facilities located on or hereafter constructed on the Land for the use or enjoyment of the Building, including, if applicable, all beneficial easements, driveways, sidewalks, parking, loading and landscaped areas, truck wells and any detention and/or retention ponds benefitting the Building, including, without limitation, the On-Site Improvements and Drainage Improvements.

(h) "Asset Purchase Agreement" means that certain Asset Purchase Agreement, dated August 18, 2023, by and between Tenant and Deep Roots Harvest, Inc..

(i) "Award" has the meaning set forth in Section 13.

(j) "Base Rent" has the meaning given in Exhibit B.

(k) "Building" means the buildings and improvements (including the Building Systems) now or hereafter constructed on the Land.

(l) "Building Systems" means all mechanical, plumbing, electrical, sprinkler, life safety, heating, ventilating and air conditioning systems and other systems serving the Building, provided however, Building Systems shall not include any equipment, trade fixtures or any other fixtures that may be removed from the Premises without material damage to the Building or that are not considered a fixture under applicable Law.

(m) "Business Day(s)" means all days, excluding the following days: Saturdays, Sundays, and all days observed as legal holidays by the State and/or the Federal Government.

(n) "Capital Infrastructure" means, collectively, (i) the Building footings, foundations, floor slab, structural steel columns and girders; (ii) the Building roof (including, without limitation, the roof structure, membrane and roof covering) and exterior walls; and (iii) any underground utilities serving the Premises.

(o) "Capital Repairs" means any repairs or replacements of Capital Infrastructure, other than routine maintenance.

(p) "CCB" means the Nevada Cannabis Compliance Board.

(q) "Commencement Date" means the Effective Date.

(r) "Condemnation" has the meaning set forth in Section 13.

(s) "Condemnor" has the meaning set forth in Section 13.

(t) "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise and "Controlling" and "Controlled" have meanings correlative thereto.

(u) "Cosmetic Alteration" has the meaning set forth in Section 8(c).

(v) "Costs of Reletting" has the meaning set forth in Section 14.

(w) "Date of Condemnation" has the meaning set forth in Section 13.

(x) "Drainage Improvements" means all drainage retention and storm water runoff systems and other requirements, as well as measures designed to protect wetlands, rare and endangered species, insects, birds, mammals, antiquities, cemeteries and historic or religious shrines located on or benefitting the Land.

(y) "Environmental Laws" means all Laws: (a) relating to the environment, human health, or natural resources; (b) regulating, controlling, or imposing liability or standards of conduct concerning any Hazardous Materials; (c) relating to Remedial Action; and (d) requiring notification or disclosure of releases of Hazardous Materials or of the existence of any environmental conditions on or at the Premises, as any of the foregoing may be amended, supplemented, or supplanted from time to time.

(z) "Estimates" has the meaning set forth in Section 17.

(aa) "Event(s) of Default" has the meaning set forth in Section 14(a).

(bb) "Expiration Date" means ten (10) years from the Initial Closing Date under the Asset

Purchase Agreement.

(cc) "Extension Option" has the meaning set forth in Section 17.

(dd) "Extension Amendment" has the meaning set forth in Section 17.

(ee) "Extension Term" has the meaning set forth in Section 17.

(ff) "Extension Term Initial Base Rent" has the meaning set forth in Section 17.

(gg) "Fair Market Rental Value" has the meaning set forth in Section 17.

(hh) "Federal Cannabis Laws" means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, marijuana or related substances or products containing or relating to the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another's felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing.

(ii) "Hazardous Materials" means any pollutant, contaminant, or hazardous, dangerous, or toxic chemicals, materials, or substances within the meaning of any applicable Environmental Law relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste substance or material, all as amended or hereafter amended, including, without limitation, any material or substance which is: (a) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317) or equivalent State Laws; (b) defined as a "hazardous waste" pursuant to § 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903) or equivalent State Laws; (c) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601) or equivalent State Laws; (d) petroleum; (e) asbestos or asbestos- containing materials; (f) polychlorinated biphenyls ("PCBs") or substances or compounds containing PCBs; (g) radon; (h) medical waste; and (i) petroleum products. Notwithstanding the foregoing, cannabis, marijuana and related substances or products containing or relating to the same are explicitly excluded from this definition of Hazardous Materials.

(jj) "Interest Rate" means the Prime Rate plus ten percent (10%) per annum but, in no event, in excess of the maximum permissible interest rate then in effect in the State.

(kk) "Land" means all that certain plot, piece, or parcel of land described on Exhibit A attached hereto and made a part hereof.

(ll) "Landlord Parties" means Landlord and Landlord's officers, agents, employees, partners,

successors, and assigns.

(mm) "Law(s)" means all laws, statutes, and ordinances (including building codes, zoning ordinances, and regulations), rules, orders, directives, and requirements of all federal, State, county, municipal departments, bureaus, boards, agencies, offices, commissions, and other subdivisions thereof, or of any official thereof, or of any governmental, public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Premises, or any part thereof, including, without limitation, the ADA, OSHA, and any and all Superior Instruments. Notwithstanding the foregoing, the term "Law(s)" shall explicitly exclude all Federal Cannabis Laws.

(nn) "Lease" has the meaning set forth in the first paragraph of this document.

(oo) "NRS" has the meaning set forth in Section 8.

(pp) "On-Site Improvements" means all sidewalks, service drives, parking areas, driveways, streets, access-ways to public streets and highways, curbs, utilities, directional signs and related improvements and landscaping, delivery and servicing areas adjoining the Building, traffic and parking lot striping and control signs, lighting and any fencing or screening located on or benefitting the Land.

(qq) "Operating Expenses" means any and all costs and expenses related to or incurred in connection with the ownership, occupancy, operation, use, monitoring, possession, condition, maintenance, alteration, repair or restoration of the Premises, but explicitly excludes the following: (a) principal, interest or any other payments or amounts due with respect to any mortgage loan or other financing of Landlord; (b) legal, accounting and other professional fees and costs incurred by Landlord; (c) any amount paid by Landlord to any Affiliate of Landlord for any services, to the extent such amount materially exceeds the cost that would have been paid to a Third Party for such services; (d) for costs, expenses and damages resulting from the active negligence or willful misconduct by Landlord and any Landlord Parties; and (e) costs and expenses that Landlord is otherwise obligated to pay under the terms of this Lease.

(rr) "OSHA" means the Occupational Safety and Health Act (29 U.S.C. §§ 651 to 678), as amended from time to time.

(ss) "Party" or "Parties" means the Landlord, the Tenant and their respective successors and assigns.

(tt) "Person(s) or person(s)" means any natural person or persons, a limited liability company, a limited partnership, a partnership, a corporation, and any other form of business or legal association or entity.

(uu) "Personal Property" means all tangible personal property now or at any time hereafter located on or at the Premises, including, without limitation, all trade fixtures, machinery, appliances, furniture, equipment, and inventory.

(vv) "Permitted Transfer" means the assignment of Tenant's interest in this Lease or the sublease of the Premises to any Affiliate of Tenant, provided that Tenant remains liable hereunder.

(ww) "Permitted Transferee" means any transferee or sub-lessee pursuant to a Permitted

Transfer.

(xx) "Permitted Use" means (i) primarily, use in connection with the operation of cannabis retail sales and associated general office use in compliance with the Act and the guidance and instruction of the Regulator, and (ii) secondarily, any use in compliance with Law. In the event that a change in Law renders the use described in clause (i) of the previous sentence a violation of Law, upon Landlord's receipt of written notice of the same from Tenant, the "Permitted Use" will mean any use in compliance with Law.

(yy) "Premises" means the Land, the Building and the Appurtenant Improvements.

(zz) "Primary Lease Term" means the initial term of this Lease beginning on the Commencement Date and ending on the Expiration Date.

(aaa) "Prime Rate" means the prime or base rate announced as such from time to time by Wells Fargo Bank, N.A., and if not available, a comparable rate announced by another national bank selected by Landlord. Any interest payable under this Lease with reference to the Prime Rate shall be adjusted on a daily basis, based upon the Prime Rate in effect at the time in question, and shall be calculated on the basis of a 360-day year with twelve (12) months of thirty (30) days each.

(bbb) "Real Estate Taxes" means any form of real estate tax or assessment, real property taxes, and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Premises, or any portion thereof by any authority having the direct or indirect power to tax, including any city, State, or federal government, or any school, sanitary, fire, street, drainage, or other improvement district thereof, levied against the Premises or any portion thereof. The term "Real Estate Taxes" shall also include any delinquency charges, interest, penalties and other charges if Tenant fails to pay the Real Estate Taxes when due, and any tax, fee, levy, assessment, or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable zoning, municipal, county, State, and federal Laws, ordinances, and regulations, and any covenants or restrictions of record taking effect during the Term of this Lease, including but not limited to a change in ownership of the Premises (or any portion thereof), the execution of this Lease, or any modification, amendment, or transfer thereof, and whether or not contemplated by the Parties hereto. Notwithstanding the foregoing, Real Estate Taxes shall specifically exclude the following: (a) any and all taxes on Landlord's income; (b) franchise taxes or corporate or unincorporated business taxes; (c) estate, gift, succession, or inheritance taxes; (d) any capital gains or profits taxes; (e) transfer taxes, or any similar taxes imposed on Landlord, unless those taxes are levied, assessed, or imposed in lieu of or in substitution for the whole or any part of the taxes, assessments, levies, or impositions that now constitute the defined term "Real Estate Taxes"; (f) any tax imposed with respect to the sale, exchange or other disposition by Landlord of the fee estate in the Premises; and (g) the incremental portion of any of the items in this Section that would not have been levied, imposed or assessed but for any sale of the fee estate in the Premises.

(ccc) "Regulator" means, collectively, the CCB and any other State or local government agency with authority to regulate any cannabis operation, together with any successor or regulator with overlapping jurisdiction.

(ddd) "Rejection Notice" has the meaning set forth in Section 17.

(eee) "Remedial Action" means the investigation, response, clean up, remediation, prevention, mitigation, or removal of any Hazardous Materials necessary to comply with any Environmental Laws.

(fff) "Rent" means Base Rent and Additional Rent, collectively.

(ggg) "Rent Commencement Date" means the Commencement Date.

(hhh) "Rent Payment Address" means an address designated in writing by Landlord.

(iii) "Security Deposit" has the meaning given in Section 3.

(jjj) "State" means the State of Nevada.

(kkk) "Substitute Tax" has the meaning given in Section 4.

(lll) "Superior Instruments" means any reciprocal easement, covenant, restriction, restriction of easement, condominium documents, association requirements, or other agreement of record affecting the Premises as of the date of this Lease or subsequent thereto.

(mmm) "Tenant's Equipment" means all of Tenant's Personal Property now or hereafter located in the Premises and any Personal Property installed by Tenant in the Premises that is or may be leased by Tenant or purchased by Tenant from a lessor or conditional seller or otherwise hypothecated to a Third Party.

(nnn) "Tenant Parties" means Tenant and Tenant's officers, agents, employees, partners,

successors, and assigns.

(ooo) "Tenant's Required Insurance" means the following policies of insurance meeting the following requirements:

(i) Commercial general liability insurance on an occurrence or claims-made coverage form, with coverages including but not limited to bodily injury (including death), property damage (including loss of use resulting therefrom), premises/operations, personal & advertising injury, and contractual liability with limits of liability of not less than $1,000,000 for bodily injury and property damage per occurrence, $2,000,000 general aggregate, which limits may be met by use of excess and/or umbrella liability insurance provided that such coverage is at least as broad as the primary coverages required herein.

(ii) Commercial "all-risk" property and casualty insurance, including, fire and extended coverage to the extent of the full replacement cost of the Premises, including, at Landlord's option, earthquake and flood coverage and other endorsements which Landlord may require Tenant to maintain, together with a builder's risk insurance policy during any period of construction at the Premises, in such amounts and with such deductibles and other provisions as Landlord may determine in its sole discretion.

(iii) Commercial property insurance with "causes of loss-special form coverage," insuring Tenant's Personal Property and any Tenant Alterations. For the avoidance of doubt, covered property shall include Tenant's property including personal property, furniture, fixtures, machinery, equipment, stock and inventory. This property may be leased, rented, borrowed or in the care custody or control of Tenant, or Tenant's agents, employees or subcontractors. Such insurance shall be written on an "all risk" of physical loss or damage basis including, but limited to, coverage of electrical injury, mechanical breakdown, windstorm, vandalism, malicious mischief, sprinkler leakage, back-up of sewers or drains, flood, and earthquake, for the full replacement cost value of the covered items with an agreed amount endorsement with no co-insurance.

(iv) Workers' compensation and occupational disease insurance, employee benefit insurance or any other insurance in the statutory amounts required by Law.

(v) Automobile insurance, covering all owned, non-owned, borrowed or hired vehicles, including loading and unloading thereof, with a combined single limit of One Million and No/100ths Dollars ($1,000,000.00) for bodily injury and property damage arising out of ownership, maintenance or use of any vehicle.

(vi) No policy required to be maintained by Tenant will be cancelable or subject to reduction of coverage or other modification or cancellation except after twenty (20) days' prior written notice to Landlord from Tenant or its insurers (except in the event of non-payment of premium, in which case ten (10) days' written notice shall be given). All such policies will be written as primary policies, not contributing with and not in excess of any coverage that Landlord may carry. Tenant's required policies will contain severability of interests clauses stating that, except with respect to limits of insurance, coverage shall apply separately to each insured or additional insured. Tenant will, at least five (5) days prior to the expiration of such policies, furnish Landlord with renewal certificates of insurance or binders. The policies required to by maintained pursuant to (i) and (ii) above will name the Landlord as an additional insured with respect to liability arising from Tenant's use or occupancy of the Premises. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord's lender may reasonably require, to afford Landlord and Landlord's lender adequate protection. Any limits set forth in this Lease on the amount or type of coverage required by Tenant's insurance shall not limit the liability of Tenant under this Lease.

(vii) Landlord acknowledges that Tenant's insurance as disclosed to Landlord in writing as of the Effective Date satisfies the requirements of this Section.

(ppp) "Term" means the Primary Lease Term, together with any Extension Term.

(qqq) "Third Party" means any Person that is not an Affiliate of Tenant.

(rrr) "Transfer" means, whether directly or indirectly, voluntarily or by operation of Law, the subletting, sale, assignment, encumbrance, mortgage, pledge, or other transfer of the Premises or Tenant's interest in this Lease that is not a Permitted Transfer.

2. LEASE AND ACCEPTANCE OF PREMISES. Subject to the terms and conditions of this Lease, and as a condition of the Asset Purchase Agreement, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises in their "as-is" condition for the Primary Lease Term.

3. RENT.

(a) Rent Commencement Date. The payment of Rent hereunder, and the Rent Commencement Date, shall commence on the Effective Date.

(b) Base Rent. Tenant covenants and agrees to pay Base Rent to Landlord throughout the Primary Lease Term of this Lease in equal monthly installments, in advance, commencing on the Rent Commencement Date, and thereafter on the first (1st) day of each calendar month during the Term.

(c) Additional Rent. Except as otherwise expressly provided in this Lease, Tenant shall be responsible for, at its sole cost and expense, all Operating Expenses. Tenant shall pay all Operating Expenses directly. If Tenant has not paid any Operating Expenses within ten (10) days after the same are due, upon at least five (5) days' prior written notice to the Tenant, Landlord may pay such amount, and the amount so paid, together with interest thereon at the Interest Rate from the date of payment shall be Additional Rent hereunder and shall be payable by Tenant on demand from Landlord as to such obligation.

(d) Time and Manner of Payments.

(i) Without limiting subsection (c) above, Tenant shall pay to Landlord all Additional Rent that is payable to Landlord pursuant to the terms and conditions of this Lease within thirty (30) days after written demand therefor from Landlord, unless a different time period is specified in this Lease.

(ii) All Rent shall be paid, without notice or demand, except as otherwise specifically provided in this Lease:

(1) by good check drawn on an account at a bank in currency that at the time of payment is legal tender for public and private debts in the United States of America, made payable to Landlord at Landlord's Rent Payment Address or to such other addresses as Landlord shall direct by notice to Tenant from time to time;

(2) at Landlord's or Tenant's option, by wire transfer of immediately available funds to an account at a bank designated by Landlord in writing; or

(3) by any other method reasonably requested by Landlord.

(e) Late Payment. If any payment of Base Rent or Additional Rent is not received by Landlord within ten (10) days of the applicable due date, Tenant shall pay to Landlord, then Tenant shall also pay to Landlord, when such late payment is actually paid, a late payment charge equal to five percent (5%) of the amount of any such payment. If any payment of Base Rent or Additional Rent is not received by Landlord within ten (10) days of the applicable due date, Tenant shall pay to Landlord, as Additional Rent, in addition to the late charge described above, interest on the overdue amount to Landlord at the Interest Rate. Such overdue payment shall bear interest from the applicable due date, without regard to any grace period, until the date such payment is received by Landlord. Such payment shall be in addition to, and not in lieu of, any other remedy Landlord may have.

(f) Security Deposit. On execution of this Lease, Tenant shall deposit with Landlord an amount equal to two (2) months Base Rent (the "Security Deposit"), in cash or immediately available funds, as security for the performance of Tenant's obligations under this Lease. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any Event of Default under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of Tenant's obligations hereunder. In such event Tenant shall immediately pay to Landlord an amount sufficient to replenish the Security Deposit to the sum initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above. Landlord may commingle the Security Deposit with Landlord's general and other funds, and Landlord shall not be required to pay interest on the Security Deposit. Tenant shall not assign or encumber the Security Deposit without the consent of Landlord; any attempt to do so shall be void and not binding on Landlord. If Landlord disposes of its interest in the Premises, Landlord shall deliver or credit the Security Deposit to Landlord's successor in interest and thereupon be relieved of all further responsibility with respect to the Security Deposit.

4. TAXES. Tenant agrees to pay all Real Estate Taxes during the Term of this Lease. Tenant shall pay the Real Estate Taxes directly to the applicable taxing authority on or before the applicable due date. Tenant shall also be responsible for and pay before fines or penalties are imposed all municipal, county, and State taxes assessed, levied or imposed during or attributable to the Term and all extensions thereof, upon its leasehold interest in the Premises and all of Tenant's Personal Property. Notwithstanding the foregoing, (a) Real Estate Taxes during the years in which the Commencement Date and Expiration Date occur shall be prorated on a per diem basis between Landlord and Tenant as of the Commencement Date or the Expiration Date, as the case may be, (b) Real Estate Taxes shall exclude any increases in taxes resulting from the sale of the Premises or any portion thereof, and (c) any special assessments shall be treated as though paid in installments over the longest period permitted by the taxing authority, and only those installments which would be payable during any year of the Term shall be paid for by Tenant. All of such Real Estate Taxes and such other fees, axes or assessments, as shall be levied on Tenant's Personal Property shall be paid by Tenant on or before the applicable due date. In the event that during the Term of this Lease (i) the Real Estate Taxes shall be reduced or eliminated, whether the cause thereof is a judicial determination of unconstitutionality, a change in the nature of the taxes imposed, or otherwise, and (ii) there is levied, assessed or otherwise imposed, in substitution for all or part of the tax thus reduced or eliminated, a tax (the "Substitute Tax") which imposes a burden upon Landlord by reason of its ownership of the Premises or its demise of the Premises to Tenant, then to the extent of such burden the Substitute Tax shall be deemed a Real Estate Tax for purposes of this paragraph. If Tenant has not paid the foregoing Real Estate Taxes or other amounts due hereunder within ten (10) days after the same are due without penalty, upon at least five (5) days' prior written notice to the Tenant, Landlord may pay such amount, and the amount so paid, together with interest thereon at the Interest Rate from the date of payment and all penalties actually incurred by Landlord in connection with said payment shall be Additional Rent hereunder and shall be payable by Tenant upon demand from Landlord as to such obligation. Tenant shall have the right by appropriate proceedings and with due diligence and dispatch to contest in good faith and at Tenant's own expense the validity or amount of any such Real Estate Taxes or other amounts, provided that no such contesting shall encumber or impair the Landlord's interest in the Premises or subject Landlord to liability. Upon the final determination of such contest by Tenant, Tenant shall immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest. In the event that any payment by way of security is required as a condition precedent to the prosecution of any such proceedings, Tenant shall pay any such amount in the manner required.

5. USE. Tenant shall use the Premises only for the Permitted Use and shall not use the Premises for any other purposes. Tenant shall not use the Premises or permit the Premises to be used in violation of any Law, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits required for Tenant's use of the Premises for the Permitted Use and shall promptly take and pay for all actions necessary to comply with all Laws regulating the use or occupancy by Tenant of the Premises for the Permitted Use, including, without limitation, the OSHA, the ADA, the Act and any guidance or instruction of the Regulator. Without limiting the foregoing, it shall be a breach of Tenant's obligations under this Section if any decision, order or judgment (whether final or not) is entered that (a) determines that Tenant has violated any applicable Law in connection with its use or occupancy of the Premises, or (b) has the effect (whether by restraining order, injunction, declaration, or otherwise) of establishing that the Tenant's use of the Premises constitutes a violation of Law.

6. HAZARDOUS MATERIALS.

(a) Tenant Operations. Tenant will not cause in, on, or under the Premises, or suffer or permit to occur in, on, or under, the Premises any generation, use, manufacturing, refining, transportation, emission, release, treatment, storage, disposal, presence, or handling of Hazardous Materials not in compliance with all Environmental Laws. Should a release of any Hazardous Material occur at the Premises as a result of the acts or omissions of Tenant, or its employees, agents, suppliers, shippers, customers, contractors, or invitees, Tenant will immediately contain, remove from the Premises and/or properly dispose of such Hazardous Materials and any material contaminated by such release, and remedy and mitigate all threats to human health or the environment relating to such release, all in accordance with Environmental Laws.

(b) Environmental Indemnification. Tenant hereby agrees to indemnify, defend, save, and keep Landlord, and the Landlord Parties, harmless from and against any and all liabilities, obligations, charges, losses, damages, penalties, claims, actions, and expenses, including without limitation, engineers' and professional fees, soil tests, and chemical analysis, court costs, legal fees, and expenses through all trial, appellate, and administrative levels, imposed on, incurred by, or asserted against Landlord, in any way relating to, arising out of, or in connection with (a) the failure of the activities of any Tenant Parties to comply with an Environmental Laws, or (b) the use, handling, storage, transportation, or disposal of Hazardous Materials by Tenant or Tenant Parties in, on, or about the Premises. The foregoing indemnification will survive any assignment, expiration or termination of this Lease, provided that Tenant will have no obligation under this Section to indemnify Landlord for any failure of the Premises to comply with any Environmental Laws if such failure occurs after the termination of the Lease and is not caused by the negligence or willful misconduct of the Tenant.

7. SERVICES AND UTILITIES. Tenant agrees to pay all fees and charges for water, gas, heat, air conditioning and ventilation, electricity, power, lighting, trash, telephone, telecommunications, internet and all other services or utilities used in, upon, or about the Premises during the Term, as well as any related fees, assessments and surcharges incurred or made against the Premises on or before the same shall become due. Tenant will obtain service in its own name and pay all such fees and charges directly to the applicable utility providers. Subject to Section 8(c), Tenant, at its sole cost and expense, will have the right to introduce into the Premises such additional utilities as Tenant might require and Tenant will pay the cost of such additional utilities directly to the applicable utility companies. Notwithstanding anything to the contrary contained herein, Landlord will be liable to Tenant for any interruption or diminution of utility services to the Premises.

8. MAINTENANCE, REPAIRS AND ALTERATIONS.

(a) Tenant's Obligations. Except as provided in Section 8(b) or as may be necessary due to the active negligence or willful misconduct of Landlord or any Landlord Parties, during the Term, Tenant shall, at Tenant's sole cost and expense, keep and maintain (including replacements if necessary) the Premises, including, without limitation, every part of the Land, Building and Appurtenant Improvements, in a first class and good, clean, sanitary and orderly condition and repair. Without limiting the generality of the foregoing, Tenant shall (i) keep and maintain the parking areas, sidewalks and landscaping on the Premises clean and free of all debris and in good condition and repair, (ii) paint, varnish, wallpaper, or otherwise redecorate or renovate the interior of the Building and Tenant's Personal Property when necessary to maintain the Premises in a first class condition, (iii) enter into and maintain in full force and effect a preventive maintenance contract with a qualified contractor for all Building Systems, and Landlord may, at Landlord's option, contract for such services and Tenant shall pay to Landlord all costs or expenses incurred in connection with such contract(s) upon demand by Landlord, and (iv) arrange and pay for all utilities, janitorial services, trash and waste removal, window washing, light bulb replacement and all other services necessary to maintain the appearance, cleanliness and safety of the Premises in a first-class condition. Tenant will be obligated to perform any repair, replacement or other maintenance of the Premises that may become necessary during the Term and will promptly provide notice of the same to Landlord. All repairs made by or on behalf of Tenant shall be made and performed in accordance with all Laws. The costs of any Capital Repairs shall be amortized on a straight- line basis over the useful life thereof or the remaining Term of this Lease, whichever is longer, and Tenant's portion shall be payable by Tenant as Additional Rent in equal monthly installments beginning on the date which is thirty (30) days after Landlord has provided a written demand, accompanied by a paid invoice and reasonable supporting documentation therefor, and thereafter on the first (1st) day of each month during the remainder of the Term of this Lease, as applicable; provided, Tenant shall in no event be liable for any portion of the amortized cost of any Capital Repairs which extends beyond the expiration of the Term.

(b) Landlord's Obligations. Landlord will, at Landlord's sole cost and expense, maintain the Capital Infrastructure in good condition and repair. Tenant shall have no obligation to pay for any improvement, maintenance or repairs of Capital Infrastructure made by Landlord, except (i) as set forth in subsection (a) above, and (ii) Tenant shall reimburse Landlord for any costs or expenses incurred by Landlord in connection with the routine maintenance of the Capital Infrastructure, which Tenant shall reimburse upon Landlord's written demand, accompanied by a paid invoice and reasonable supporting documentation therefor. If Tenant becomes aware of any condition that is Landlord's responsibility to repair pursuant to this Lease, Tenant shall promptly notify Landlord of the condition. All repairs and replacements made by or on behalf of Landlord shall be made and performed in accordance with all applicable Laws.

(c) Alterations.

(i) Tenant shall not make any Alterations, improvements or changes to the Premises without Landlord's prior written consent. Landlord may withhold its consent to such Alterations in its sole discretion if the proposed Alterations would adversely affect the structure or safety of the Building or Appurtenant Improvements or if such proposed Alterations would create an obligation on Landlord's part to make any other modifications to the Premises; in all other circumstances, Landlord agrees not to unreasonably withhold or delay its consent to proposed Alterations. Any such Alterations shall be completed by Tenant at Tenant's sole cost and expense: (A) with due diligence, in a good and workmanlike manner, using new materials; (B) in compliance with plans and specifications approved by Landlord; (C) in accordance with all applicable Laws (including all work, whether structural or non- structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant's work); and (D) subject to all conditions which Landlord may in Landlord's reasonable discretion impose. Such conditions may include requirements for Tenant to: (X) provide payment or performance bonds or additional insurance (from Tenant or Tenant's contractors, subcontractors or design professionals); (Y) use contractors or subcontractors approved or designated by Landlord; and (Z) remove all or part of the Alterations, or any electrical, computer or telecommunications cabling or other cabling, prior to or upon expiration or termination of the Term, as designated by Landlord. Landlord's right to review and approve (or withhold approval of) Tenant's plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Premises and Landlord's interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord's consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.

(ii) Notwithstanding subsection (i), Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Cosmetic Alteration") (A) costs less than $50,000.00, (B) is nonstructural and of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting, and (C) does not impact any of the Building Systems or Capital Infrastructure, and (iv) does not alter the exterior of the Building. However, even though consent is not required, Tenant shall provide Landlord prior written notice of any Cosmetic Alteration, and the performance of any Cosmetic Alteration shall be subject to all of the other provisions of this Section 8(c).

(iii) Before making any Alterations, Tenant shall submit to Landlord for Landlord's prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor's license. Tenant shall reimburse Landlord upon demand for any expenses reasonably incurred by Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord's contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Premises to reflect the Alterations. Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before commencement of any Alterations.

(iv) Without limiting the generality of Section 9, Tenant shall keep the Premises free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate. Tenant shall give Landlord at least ten (10) days' notice prior to the commencement of any Alterations and cooperate with Landlord in posting and maintaining notices of non-responsibility in connection therewith. IN ADDITION, AND NOTWITHSTANDING ANY TERM OR PROVISION OF THIS SECTION 8(c), TENANT SHALL NOT COMMENCE OR CONDUCT, OR ALLOW TO BE COMMENCED OR CONDUCTED, ANY ALTERATIONS OR OTHER WORK OF REPAIR OR REPLACEMENT AT ITS REQUEST OR AUTHORIZATION, OR ALLOW THE DELIVERY OF ANY MATERIALS IN CONNECTION THEREWITH, UNLESS AND UNTIL TENANT HAS COMPLIED WITH EACH AND EVERY TERM OF NEVADA REVISED STATUTES ("NRS") 108.2403, SUCH THAT LANDLORD ACHIEVES THE STATUS OF A "DISINTERESTED OWNER" AS DEFINED AND DESCRIBED IN NRS 108.234. THE FAILURE OF TENANT TO COMPLY WITH THE PROVISIONS OF NRS 108.2403 SHALL BE A MATERIAL DEFAULT OF THIS LEASE BY TENANT.

(v) Subject to the provisions of this Section, Tenant may install and maintain Personal Property in the Premises, provided that Tenant's Personal Property does not become an integral part of the Premises or Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Personal Property or Tenant's Equipment.

(vi) Notwithstanding anything to the contrary in the Lease, in no event will Landlord take possession, custody or control of any regulated property or assets of Tenant that would require Landlord to be authorized to do so under the Act, unless Landlord is actually authorized to do so or, in the alternative, so appoints a third party designee or assignee (actually authorized and so confirmed by the Regulator) to enforce such rights hereunder.

(d) Surrender. On the expiration or termination of this Lease, Tenant will surrender the Premises to Landlord in at least the condition existing on the Commencement Date (as such condition may be altered by any Alterations), ordinary wear and tear and damage by casualty and condemnation excepted.

9. LIENS. Nothing contained in this Lease will authorize or empower Tenant to do any act which would in any way violate any Superior Instruments, or encumber Landlord's title to the Premises, nor in any way subject Landlord's title to any claims by way of lien or encumbrance whether claimed by operation of Law or by virtue of any expressed or implied contract of Tenant, and any claim to a lien upon the Premises arising from any act or omission of Tenant will attach only against Tenant's interest and will in all respects be subordinate to Landlord's title to the Premises. If Tenant has not removed or bonded over any such lien or encumbrance within ten (10) days after written notice to Tenant by Landlord, Landlord may, but will not be obligated to, pay the amount necessary to remove such lien or encumbrance, without being responsible for making any investigation as to the validity or accuracy thereof, and the amount so paid, together with all costs and expenses (including attorneys' fees) incurred by Landlord in connection therewith, will be deemed Additional Rent and due and payable by Tenant to Landlord upon demand. Notwithstanding the foregoing and without limiting Section 8(c), Tenant will take commercially reasonable steps to prevent any mechanic's lien from attaching to Landlord's title to the Premises, but in the event that despite Tenant's commercially reasonable steps to prevent it, a mechanic's lien does so attach, Tenant will remove or bond over the mechanic's lien within ten (10) days of receiving notice of such lien.

10. ASSIGNMENT AND SUBLEASING. Tenant will not cause or affect a Transfer without Landlord's prior written consent, which consent will not be unreasonably withheld, conditioned, or delayed. Any attempted Transfer without Landlord's prior written consent will be void. No Permitted Transfer or any Transfer permitted under this Lease, whether with or without Landlord's consent, will release Tenant or change Tenant's primary liability to pay Rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of Rent from any other person is not a waiver of any provision of this Lease. Consent by Landlord to one Transfer is not consent to any subsequent Transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent Transfers of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent and such action will not relieve Tenant's liability under this Lease.

11. INSURANCE AND INDEMNIFICATION.

(a) Tenant's Insurance. Tenant will, during the Term, maintain Tenant's Required Insurance.

(b) Landlord's Insurance. Landlord may maintain such policies of insurance, with such coverages and in such amounts, on the Premises as Landlord elects in its sole discretion, which policies shall be subordinate and noncontributory to any of Tenant's Required Insurance.

(c) Indemnity. Except for the active negligence and intentional misconduct of any Landlord Parties and the specific obligations of Landlord under this Lease, Tenant will indemnify and hold harmless all Landlord Parties from and against any and all damages, losses, claims, costs or expenses arising from Tenant's use of the Premises, or from the conduct of Tenant's business or from any activity, work, or things done, permitted, or suffered by Tenant in, on, or about the Premises, and shall further indemnify and hold harmless all Landlord Parties from and against any and all damages, losses, claims, costs or expenses arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or omission of Tenant, or any of Tenant's agents, contractors, or employees, and from and against all reasonable costs, attorney's fees, expenses, and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding is be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, will defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.

(d) Property Insurance - Waiver of Subrogation. Landlord and Tenant each hereby waive any right of recovery against the other and the partners, members, shareholders, officers, directors and authorized representatives of the other for any loss or damage that is covered by any policy of property insurance maintained by either Party (or required by this Lease to be maintained) with respect to the Premises or any operation thereon. If any such policy of insurance relating to this Lease or to the Premises does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the Party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either Party in connection with any claim, loss or damage covered by such policy.

(e) Co-Insurer. If, on account of the failure of Tenant to comply with this Section 11 or Tenant's Required Insurance, Landlord is adjudged a co-insurer by its insurance carrier, then, any loss or damage Landlord shall sustain by reason thereof, including attorneys' fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon demand.

12. DAMAGE AND DESTRUCTION.

(a) Landlord's Duty to Repair.

(i) If all or a substantial part of the Premises rendered untenantable or inaccessible by damage to all or any part of the Premises from fire or other casualty then, unless either Party is entitled to and elects to terminate this Lease pursuant to Sections 12(b) or 12(c), Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant's Equipment, Personal Property or Alterations.

(ii) If Landlord is required or elects to repair damage to the Premises, this Lease shall continue in effect, but Tenant's Base Rent from the date of the casualty through the date of substantial completion of the repair shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty or by reason of any repairs to any part of the Premises necessitated by such casualty.

(b) Landlord's Right to Terminate. Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances: (i) if, in the reasonable judgment of Landlord, the Premises cannot be substantially repaired and restored under applicable Laws within one (1) year from the date of the casualty; (ii) if, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Tenant's Required Insurance or Landlord's insurance policies (and/or from Landlord's funds made available for such purpose, at Landlord's sole option) to make the required repairs; (iii) if the Premises is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Premises would exceed fifty percent (50%) of the full replacement cost of the Premises; or (iv) if the fire or other casualty occurs during the last year of the Term. If any of the circumstances described in above occur or arise, Landlord shall notify Tenant in writing of that fact within one hundred and twenty (120) days after the date of the casualty and in such notice Landlord shall also advise Tenant whether Landlord has elected to terminate this Lease as provided above.

(c) Tenant's Right to Terminate. If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Premises from fire or other casualty, then Tenant may elect to terminate this Lease under the following circumstances: (i) where Landlord fails to commence the required repair within one hundred and twenty (120) days after the date of the casualty, in which event Tenant may elect to terminate this Lease upon notice to Landlord given within ten (10) days after such one hundred and twenty (120)-day period; or (ii) in the circumstance described in Section 12(b)(i) above, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord's notice to Tenant pursuant to Section 12(b).

13. CONDEMNATION.

(a) Definitions. (a) "Award" shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation. (b) "Condemnation" shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power ("Condemnor"), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending. (c) "Date of Condemnation" shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

(b) Effect on Lease. If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant's continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation. If twenty-five percent (25%) or more of the Land or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Premises is no longer reasonably suitable for the Permitted Use, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation. If all or a portion of the Premises is temporarily taken by a Condemnor for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect.

(c) Restoration. If this Lease is not terminated as provided in Section 13(b), Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete retail building; provided, however, that Landlord's obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any lender of Landlord. In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant's Equipment, Personal Property or Alterations.

(d) Abatement and Reduction of Rent. If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant's use of the Premises.

(e) Awards. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant's business or as compensation for Tenant's personal property, Trade Fixtures or Alterations.

14. DEFAULTS AND REMEDIES.

(a) Events of Default. Tenant will be in material default under this Lease if any one or more of the following events (each, an "Event of Default" and collectively "Events of Default") occurs and is not be timely remedied as herein provided:

(i) If Tenant fails to make any payment of Base Rent due under this Lease or any part thereof when and as the same will become due and payable; provided that Landlord will have first given Tenant five (5) Business Days' prior written notice and opportunity to cure the same, with no cure having been made within such five (5) Business Day period. Notwithstanding the foregoing, after receiving two (2) such written notices within a twelve (12) month period, Tenant's third (3rd) failure or any failure thereafter to pay Base Rent within the same twelve (12) month period will not be entitled to receive any notice thereof before an Event of Default exists hereunder.

(ii) If Tenant fails to make any payment of Additional Rent or any other sum or charge payable under this Lease (other than Base Rent) when and as the same shall become due and payable and such default continues for a period of ten (10) days after receipt by Tenant of written notice from Landlord specifying the default.

(iii) If Tenant fails to observe or perform of any of the other covenants, agreements, or conditions of this Lease on the part of Tenant to be kept and performed and such default continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that with respect to any default (other than a default which can be cured by the payment of money) that cannot be reasonably cured within said thirty (30) day period, Tenant shall have an additional reasonable period of time to cure such default, provided that Tenant commences to cure within said thirty (30) days, Tenant is using commercially reasonable efforts to cure the default and Tenant actually cures the default within one hundred twenty (120) days after Landlord's notice.

(iv) If Tenant files a petition in bankruptcy or is adjudicated as bankrupt, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself under any present or future Law, or makes an assignment for the benefit of creditors, or if any trustee, receiver, or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed in any action, suit, or proceeding by or against Tenant and such proceeding or action is not dismissed within ninety (90) days after such filing or appointment.

(b) Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed hereunder, at law, in equity or otherwise:

(i) Landlord may terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant's Equipment and Personal Property and any Party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and all other losses and damages Landlord suffers as a result of such Event of Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. "Costs of Reletting" shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations or tenant improvements and the value of other concessions, free rent and work allowances granted to a new tenant.

(ii) Landlord may terminate Tenant's right to possession of the Premises at any time by written notice to Tenant, and, in compliance with Law, remove Tenant, Tenant's Equipment and Personal Property and any parties occupying the Premises. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord (including, without limitation, any re-entry or taking of possession of the Premises), shall constitute an acceptance of Tenant's surrender of the Premises or constitute a termination of this Lease or of Tenant's right to possession of the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises.

(iii) Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due.

(c) In lieu of calculating damages under Section 14(b) above, Landlord may elect to receive as liquidated damages the sum of (i) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, along with all other amounts then due hereunder, and (ii) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Interest Rate, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting and any other amounts necessary to compensate Landlord for costs or expenses incurred as a result of, or damages proximately caused by, Tenant's failure to perform its obligations under this Lease.

(d) In the event of an Event of Default resulting from Tenant's failure to perform a non- monetary obligation hereunder, Landlord shall have the right, but not the obligation, to perform such obligation of Tenant. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative fee equal to ten percent (10%) of the cost thereof.

(e) All of Landlord's rights, privileges and elections or remedies, whether hereunder, at law, in equity or otherwise, are cumulative and not alternative. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

15. NOTICES. Any and all notices, requests, demands or other communications hereunder shall be deemed to have been duly given if in writing and if transmitted by hand delivery with receipt therefor, by e-mail delivery, by overnight courier, or by registered or certified mail, return receipt requested, first class postage prepaid addressed as follows (or to such new address as the addressee of such a communication may have notified the sender thereof) (the date of such notice shall be the date of actual delivery to the recipient thereof):

To Landlord:	Deep Roots Harvest, Inc.
195 Willis Carrier Canyon
Mesquite, Nevada 89027
Attention: Keith Capurro
Email: keith@deeprootsharvest.com

With a copy to (which shall not constitute notice):

McDonald Carano LLP
100 West Liberty Street, Tenth Floor
Reno, NV 89501
Attention: Brian S. Pick
Email: bpick@mcdonaldcarano.com

To Tenant:	Silver State Relief, LLC
175 E. Greg Street
Sparks, Nevada 89431
Attention: Sonny Newman
Email: snewman@eetechinc.com

With a copy to (which shall not constitute notice):

Flynn Giudici, PLLC 708 University Way, Reno, Nevada 89501 Attn: Daniel Giudici Email: Daniel@flynngiudici.com

16. MISCELLANEOUS.

(a) Brokers. Tenant and Landlord each represent and warrant to the other that there are no brokers, agents, finders, or other Parties with whom either Party has dealt who are or may be entitled to any commission or fee with respect to this Lease or the Premises. Landlord and Tenant each agree to indemnify and hold the other and the other's officers, directors, persons, agents, and representatives harmless from and against any and all liabilities, damages, claims, costs, fees, and expenses whatsoever (including, without limitation, reasonable attorneys' fees and costs at all trial and appellate levels) resulting from any other broker, agent, or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying Party with regard to this leasing transaction. The provisions of this Section will survive the expiration or other termination of this Lease.

(b) Quiet Enjoyment. Landlord agrees that Tenant, on paying the Rent and other payments required by this Lease and on keeping, observing, and performing all of the other terms, covenants, conditions, provisions, and agreements contained in this Lease on the part of Tenant to be kept, observed, and performed, will, during the Term of this Lease, peaceably and quietly have, hold, and enjoy the Premises subject to the terms, covenants, conditions, provisions, and agreements of this Lease, free from hindrance by Landlord or any other person claiming by, through, or under Landlord.

(c) Holding Over. Any holding over by Tenant after the expiration or termination of this Lease, by lapse of time or otherwise, will not operate to extend or renew this Lease except by the express mutual written agreement between Landlord and Tenant, and in the absence of such agreement, Tenant will continue in possession as a month-to-month tenant only, except that the monthly Base Rent will be increased to an amount equal to one hundred twenty-five percent (125%) of the monthly installment of Base Rent paid in the month immediately preceding the expiration or termination of this Lease. Notwithstanding the foregoing, nothing in this Section will be deemed to give Tenant a right to possession of the Premises after the expiration or earlier termination of this Lease, nor will it serve as a waiver of any Event of Default relating to Tenant's failure to vacate the Premises.

(d) Governing Law; Venue.

(i) The Laws of the State will govern the validity, performance, and enforcement of this Lease. Tenant consents to personal jurisdiction and venue in the State. The courts of the State will have exclusive jurisdiction and Tenant hereby agrees to such exclusive jurisdiction.

(ii) Notwithstanding anything in this Lease to the contrary:

(1) The Parties hereto agree and acknowledge that no Party makes, will make, or shall be deemed to make or have made any representation or warranty of any kind regarding the compliance of this Lease with any Federal Cannabis Laws; and

(2) No Party hereto shall have any right of rescission or amendment arising out of or relating to any non-compliance with Federal Cannabis Laws unless such non-compliance also constitutes a violation of applicable State law as determined in accordance with the Act or by the Regulator, and no Party shall seek to enforce the provisions hereof in federal court unless and until the Parties have reasonably determined that the Act is fully compliant with Federal Cannabis Laws.

(e) Prevailing Party. Should either Party employ an attorney to enforce any of the provisions hereof, the non-prevailing Party in any final judgment agrees to pay the other Party's reasonable expenses, including reasonable attorneys' fees and expenses in or out of litigation and, if in litigation, trial, appellate, bankruptcy or other proceedings, expended or incurred in connection therewith, as determined by a court of competent jurisdiction.

(f) Entire Agreement; Waivers. This Lease forms the entire agreement between Landlord and Tenant and no provision hereof will be altered, waived, amended, or extended, except in a writing signed by both Parties. Tenant affirms that, except as expressly set forth herein, neither Landlord nor any of its agents have made, nor has Tenant relied upon, any representation, warranty, or promise with respect to the Premises or any part thereof. Landlord will not be considered to have waived any of the rights, covenants, or conditions of this Lease unless evidenced by its written waiver and the waiver of one default or right will not constitute the waiver of any other. Landlord's acceptance of any payments of Rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay Rent) other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or accompanying any check or payment shall be deemed an accord and satisfaction. Landlord's or Tenant's consent to or approval of any act by Tenant requiring Landlord's or Tenant's consent or approval shall not be deemed to waive or render unnecessary Landlord's or Tenant's consent to or approval of any subsequent act.

(g) Successors. The provisions of this Lease will be binding upon and inure to the benefit of Landlord and Tenant, respectively, and their respective successors, assigns, heirs, executors, and administrators. Tenant agrees to become the tenant of Landlord's successor in interest under the same terms and conditions of its tenancy hereunder.

(h) Partial Invalidity. If any clause or provision of this Lease is found to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease will not be affected thereby and there will be added as part of this Lease a replacement clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and still be legal, valid, and enforceable.

(i) Relationship of the Parties. Landlord and Tenant agree that the relationship between them is that of landlord and tenant and that Landlord is leasing space to Tenant. It is not the intention of the Parties, nor will anything herein be constructed to constitute Landlord as a partner or joint venturer with Tenant, or as a "warehouseman" or a "bailee."

(j) Headings. The headings as to the contents of particular paragraphs herein are intended only for convenience and are in no way to be constructed as a part of this Lease or as a limitation of the scope of the particular paragraphs to which they refer.

(k) Survival of Obligations. All obligations of Tenant or Landlord hereunder not fully performed as of the expiration or earlier termination of the Term of this Lease shall survive the expiration or earlier termination of the Term hereof.

(l) Authority.

(i) Tenant makes the following representations to Landlord, on which Landlord is entitled to rely in executing this Lease: (i) Tenant is a limited liability company duly organized and existing under the laws of the jurisdiction in which it was organized, and is qualified to do business in the State and has the power to enter into this Lease and the transactions contemplated hereby and to perform its obligations hereunder; (ii) by proper resolution the signatory hereto has been duly authorized to execute and deliver this Lease; and (iii) the execution, delivery, and performance of this Lease and the consummation of the transactions herein contemplated will not conflict with or result in a violation or breach of, or default under Tenant's organizational or governing documents, as amended, or any indenture, mortgage, note, security agreement, or other agreement or instrument to which Tenant is a Party or by which it is bound or to which any of its properties is subject.

(ii) Landlord makes the following representations to Tenant, on which Tenant is entitled to rely in executing this Lease: (i) Landlord is a limited liability company duly organized and existing under the laws of the jurisdiction in which it was organized, and has the power to enter into this Lease and the transactions contemplated hereby and to perform its obligations hereunder; (ii) by proper resolution the signatory hereto has been duly authorized to execute and deliver this Lease; and (iii) the execution, delivery, and performance of this Lease and the consummation of the transactions herein contemplated will not conflict with or result in a violation or breach of, or default under Landlord's organizational or governing documents, as amended, or any indenture, mortgage, note, security agreement, or other agreement or instrument to which Landlord is a Party or by which it is bound or to which any of its properties is subject.

(m) Waiver of Jury Trial. LANDLORD AND TENANT KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY AGAINST THE OTHER IN ANY MATTER ARISING OUT OF THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE.

(n) Tenant's Equipment. Tenant's Equipment will not be deemed a fixture of the Premises and will be and remain Personal Property of Tenant or any applicable Third Party. Tenant or any Third Party will have the right to remove Tenant's Equipment from the Premises from time to time; provided, however, that if such removal damages the Premises, Tenant will repair the damage and place the Premises in the same condition as it would have been if such equipment had not been installed. Landlord hereby waives its rights, statutory or otherwise, to any lien on Tenant's Equipment. Landlord will, upon request of Tenant or any Third Party, execute, or cause to be executed, a commercially reasonable waiver of landlord's lien or mortgagee's lien on any of Tenant's Equipment.

(o) Counterparts. This Lease may be executed in any number of counterparts (including digital counterparts), each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument.

(p) Force Majeure. If Landlord is delayed, interrupted or prevented from performing any of its obligations under this Lease, and such delay, interruption or prevention is due to fire, act of God, epidemic, pandemic or state of emergency (whether or not declared), governmental act or failure to act, strikes, labor disputes, shortages or unavailability of materials, war, terrorist acts, civil disturbances, or any cause outside the reasonable control of Landlord, then the time for performance of the affected obligations of Landlord shall be extended for a period equivalent to the period of such delay, interruption or prevention.

(q) Cannabis Law Compliance. This Lease is subject to strict requirements for ongoing regulatory compliance by the Parties, including, without limitation, requirements that the Parties take no action in violation of either the Act or the guidance or instruction of the Regulator. The Parties acknowledge and understand that the Act and the requirements of the Regulator are subject to change and are evolving as the marketplace for State- compliant cannabis businesses continues to evolve. If necessary or commercially reasonably desirable to comply with the requirements of the Act and/or the Regulator, the Parties agree to (and to cause their respective Affiliates and related Parties and representatives to) use their respective commercially reasonable efforts to take all actions reasonably requested to ensure compliance with the Act and the Regulator, including, without limitation, negotiating in good faith to amend, restate, amend and restate, supplement, or otherwise modify this Agreement to reflect terms that most closely approximate the Parties' original intentions but that are responsive to and compliant with the requirements of the Act and the Regulator. In furtherance, not limitation of the foregoing, the Parties further agree to cooperate with the Regulator to promptly respond to any informational requests, supplemental disclosure requirements, or other correspondence from the Regulator and, to the extent permitted by the Regulator, keep all other Parties fully and promptly informed as to any such requests, requirements, or correspondence, including, but not limited to, delivering a copy of any correspondence received from the Regulator to the other Party within three (3) Business Days of receipt.

17. Option to Extend.

(a) Conditions to Exercise of Option. Provided that (i) no Event of Default has occurred under this Lease at the time of exercise of the Extension Option or at the commencement of the Extension Term, (ii) Tenant's financial condition at the time of exercise of the Extension Option is demonstrated by Tenant to Landlord to be no less than that at the Commencement Date, and (iii) Tenant is occupying at the time of exercise of the Extension Option and at the commencement of the Extension Term, and Tenant acknowledges in writing its good faith intention to occupy for the entirety of the Extended Term, the entirety of the Premises, Tenant shall have a right to extend the Term of this Lease (the "Extension Option") for two (2) additional periods of seven (7) years each (each, an "Extension Term") commencing upon the expiration of the initial Term of this Lease. In the event that Landlord has given to Tenant two or more notices of an Event of Default or two or more late payment charges have become payable under this Lease during the initial Term, Tenant shall not have the right to exercise the Extension Option. The conditions to the exercise by Tenant of the Extension Option and the conditions which may terminate Tenant's right to exercise the Extension Option as set forth in this Section, are solely for the benefit of Landlord, and any such conditions may be affirmatively waived by Landlord in writing.

(b) Notice of Exercise. If Tenant elects to extend this Lease for an Extension Term, Tenant shall give written notice (the "Exercise Notice") of its exercise to Landlord not earlier than 365 days prior to the expiration of the initial Term, or the then-applicable Extension Term, and not less than 270 days prior to the expiration of the initial Term, or the then-applicable Extension Term. Such Exercise Notice shall be accompanied by financial statements of Tenant covering the immediately preceding fiscal year of Tenant, which shall be audited or reviewed by a certified public accountant, and covering fiscal year-to-date, which may be internally prepared by Tenant in accordance with the accounting practices and procedures used in the audited or reviewed annual financial statements. Tenant's failure to provide the Exercise Notice complying with the preceding requirements shall be deemed a waiver of Tenant's rights to extend the Term of this Lease.

(c) Terms of Extension Term. The giving of an Exercise Notice shall constitute an irrevocable election by Tenant to extend this Lease upon the terms, covenants, and conditions set forth herein. The terms, covenants, and conditions applicable to the Extension Term shall be the same terms, covenants, and conditions as set forth in this Lease, except that (i) Tenant shall not be entitled to any further option to extend after the Extension Term; (ii) the Base Rent for the Extension Term shall be adjusted as provided in this Section; and (iii) no provisions relating to the initial delivery of the Premises to Tenant (including, without limitation, any Landlord construction obligations or tenant improvement allowance provisions) shall be applicable to the Extension Term.

(d) Extension Option Personal; Subordination. The Extension Option granted to Tenant pursuant to this Section is personal to Tenant originally named in this Lease and shall not be assignable to any successor or assign of Tenant other than a Permitted Transferee, and shall terminate at the option of Landlord, if, at any time during the initial Term of this Lease, Tenant shall Transfer any portion of the Premises to any other party, other than a Permitted Transferee.

(e) Determination of Base Rent During Extension Term.

(i) Extension Term Initial Base Rent. The initial Base Rent during the first year of each Extension Term shall be equal to the greater of (i) the Fair Market Rental Value (as defined below) of the Premises for the first year of the Extension Term determined as provided herein, or (ii) the Base Rent for the last month of the initial Term, or the then-applicable Extension Term, increased by an amount equal to the then-current Base Rent multiplied by the percentage increase, if any, of the Consumer Price Index for All Urban Consumers, All Items, for the San Francisco-Oakland-Hayward Area over the prior twelve (12) month period of the initial Term, or the then applicable Extension Term (as so determined pursuant to clause (i) or (ii) above, the "Extension Term Initial Base Rent"). The Extension Term Initial Base Rent as so determined shall be subject to annual adjustments in accordance with the increases assumed in the determination of the Fair Market Rental Value.

(ii) Fair Market Rental Value. "Fair Market Rental Value" as used herein shall mean the fair market rental rate per square foot of the Building that would be agreed upon between a landlord and a tenant entering into a new lease for space comparable as to location, configuration, view and elevator exposure, of comparable size and use in a comparable building with comparable services as to location, quality and reputation, of comparable age with a comparable build-out and a comparable term in the Damonte Ranch and South Meadows submarkets in Reno, Nevada, assuming the following: (A) landlord and tenant are dealing with each other in an arm's- length transaction; (B) landlord and tenant are informed and well-advised and each is acting in what it considers its own best interest; and (C) landlord allowances, free rent periods or any other special concessions (for example, design fees, moving allowances, refurbishing allowances, commissions, etc.) will not be provided to the tenant except to the extent that such allowances or concessions are reflected in the fair market rental rates then being quoted, in which event the Fair Market Rental Value shall be reduced by the economic equivalent of the allowances or concessions not offered to the tenant.

(f) Landlord and Tenant Seek to Agree. Within thirty (30) days after receipt of Tenant's Exercise Notice, Landlord shall advise Tenant of the Extension Term Initial Base Rent. Tenant, within 15 days after the date on which Landlord advises Tenant of the Extension Term Initial Base Rent, shall either (i) give Landlord written notice, which shall be final and binding on Tenant (the "Acceptance Notice") of Tenant's exercise of the Extension Option, or (ii) if Tenant disagrees with Landlord's determination of the Extension Term Initial Base Rent, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either an Acceptance Notice or a Rejection Notice within such fifteen (15) day period, Tenant's Extension Option shall be null and void and of no further force or effect. If Tenant provides Landlord with an Acceptance Notice, Landlord and Tenant shall enter into the Extension Amendment (defined below) upon the term and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice Landlord and Tenant shall work together in good faith to agree upon the Fair Market Rental Value for the Premises during the first year of the Extension Term. Upon agreement, Tenant shall provide Landlord with an Acceptance Notice and Landlord and Tenant shall enter into an Extension Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Fair Market Rental Value within ten (10) days after the date upon which Tenant provides Landlord with a Rejection Notice, Landlord and Tenant, within five (5) days after such date, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Fair Market Rental Value for the Premises during the Extension Term (together, the "Estimates"). If the higher of such Estimates is not more than one hundred and five percent (105%) of the lower of such Estimates, then the Fair Market Rental Value shall be the average of the two Estimates. If the Fair Market Rental Value is not established by the exchange of Estimates, then, within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select a commercial real estate broker specializing in office space to determine which of the two Estimates most closely reflects the Fair Market Rental Value for the Premises during the Extension Term. Each broker so selected shall have had at least ten (10) years experience within the previous fifteen (15) years as a real estate broker working in Reno, Nevada, with working knowledge of current rental rates and practices. Upon selection, Landlord's and Tenant's brokers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Fair Market Rental Value for the Premises. The Estimate chosen, or agreement on the Fair Market Rental Value, by such brokers shall be binding on both Landlord and Tenant. If either Landlord or Tenant fails to appoint a broker within the seven (7) day period referred to above, the broker appointed by the other party shall be the sole broker for the purposes hereof. If the two brokers cannot agree upon which of the two Estimates most closely reflects the Fair Market Rental Value within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two brokers shall select a third broker meeting the aforementioned criteria. Once the third broker (i.e., the arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his or her determination of which of the two Estimates most closely reflects the Fair Market Rental Value and such Estimate shall be binding on both Landlord and Tenant as the Fair Market Rental Value for the Premises. The parties shall share equally in the costs of the arbitrator. Any fees of any broker, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such broker, counsel or expert.

(g) Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, Landlord shall prepare an amendment (the "Extension Amendment") to reflect changes in the Base Rent, Term, Expiration Date, and other appropriate terms. Tenant shall execute and return the Extension Amendment to Landlord within fifteen (15) days after Tenant's receipt of same, but, upon final determination of the Fair Market Rental Value applicable during the initial year of an Extension Term as described herein, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

[Signatures appear on following page]

[Signature page to Lease Agreement]

IN WITNESS WHEREOF, the Parties have executed this Lease Agreement as of the Effective Date.

LANDLORD:

DRN HOLDINGS, LLC,

a Nevada limited liability company

By:
Print:
Title:

TENANT:

Silver State Relief, LLC,

a Nevada limited liability company

By:
Print:
Title:

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

12240 Old Virginia Road, Reno, Nevada 89521

EXHIBIT B

BASE RENT EXHIBIT

"Base Rent" means an amount calculated as follows:

Month of Term	Annual Base Rent	Monthly Base Rent
Months 1-12	$171,600	$14,300.00
Months 13-24	$176,748.00	$14,729.00
Months 25-36	$182,050.44	$15,170.87
Months 37-48	$187,511.95	$15,626.00
Months 49-60	$193,137.31	$16,094.78
Months 61-72	$198,931.43	$16,577.62
Months 73-84	$204,899.37	$17,074.95
Months 85-96	$211,046.36	$17,587.20
Months 97-108	$217,377.75	$18,114.81
Months 109-120	$223,899.08	$18,658.26